Filed Pursuant to Rule 424(b)(5)a

Registration No. 333-260958

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 15, 2022)

ANTELOPE ENTERPRISE HOLDINGS LTD.

US$990,000 Convertible Note (Debt Securities)

Up to 3,000,000 Class A Ordinary Shares issuable upon conversion of the $990,000 Convertible Note

We are offering, in a registered direct offering to Indigo Capital LP, an accredited investor $990,000 principal amount of Convertible Note, under Debt Securities (the “Convertible Note”). Securities are being issued pursuant to this prospectus supplement, the accompanying base prospectus, that certain convertible promissory note purchase agreement, dated September 25, 2024, by and between the Company and Indigo Capital LP. This prospectus supplement also covers up to 3,000,000 Class A ordinary shares, no par value, issuable from time to time upon conversion of the Convertible Note and in lieu of the payment of interest payable on the Convertible Note.

No placement agent is involved in this offering.

Our Class A ordinary shares are listed on the NASDAQ Capital Market under the symbol “AEHL”. On October 2, 2024, the closing price of our Class A ordinary shares on the Nasdaq Capital Market was US$0.73.

There is no established trading market for the Convertible Note, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Convertible Note on any national securities exchange or other trading market.

As of the date of this prospectus supplement, pursuant to General Instruction I.B.5. of Form F-3, the Company has not conducted any transactions in the last 12 months, other than: (a) a registered direct offering to certain investors on February 23, 2024 of 1,300,000 Class A Ordinary Shares, (b) a registered direct offering to a certain investor on July 31, 2024 of 500,000 Class A Ordinary Shares, and (c) a registered offering by the five selling shareholders of up to 31,300,000 Class A ordinary shares, consisting of (i) up to 30,000,000 Class A Ordinary Shares issuable and (ii) 1,300,000 Class A Ordinary Shares issued upon exercise of certain warrants issued on February 23, 2024.

You should read carefully this prospectus supplement and the documents incorporated by reference in this prospectus supplement before you invest. Please see “Risk Factors” on page S-5 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

As of the date of this prospectus supplement, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the average of the bid and asked prices of such common equity within 60 days prior to the date hereof at $3.19, was $21,460,728.19, based on 12,306,765 Class A ordinary shares and 2,305,497 Class B ordinary shares outstanding as of such date, of which 6,727,501 Class A ordinary shares were held by non-affiliates. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have sold $2,550,000 pursuant to General Instruction I.B.5 of Form F-3.

We are not a Chinese operating company but a British Virgin Islands holding company with operations conducted by our subsidiaries based in China and that this structure involves unique risks to investors. Although we currently do not have or intend to have any contractual arrangement to establish a VIE structure with any entity in mainland China, we are still subject to certain legal and operation risks associated with our operating subsidiaries in China. Chinese regulatory authorities could disallow our current corporate structure, which would likely result in a material change in our operations and a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the subsidiaries, significant depreciation of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, our Company, the subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange.

Our Class A Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor. On May 20, 2020, the Senate passed the Holding Foreign Companies Accountable Act prohibiting an issuer’s securities from being traded on a national exchange if the PCAOB is unable to inspect the issuer’s auditors for three consecutive years. Pursuant to the Holding Foreign Companies Accountable Act, (the “HFCAA”), if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act (the “Accelerating HFCAA”), which, if enacted, would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted if the PCAOB determines that it cannot inspect or investigate completely our auditor. Our former auditor, Centurion ZD CPA & Co (the “CZD CPA”), the independent registered public accounting firm of the Company, is headquartered in Hong Kong. CZD CPA is currently subject to Public Company Accounting Oversight Board (“PCAOB”) inspections under a regular basis. Our current auditor, ARK PRO CPA & CO (the “ARK PRO”), is headquartered in Hong Kong, and is currently subject to the PCAOB inspections under a regular basis. As of the date of the prospectus, ARK PRO, our current auditor, and CZD CPA, our former auditor, are not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in China and Hong Kong. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of ARK PRO or CZD CPA to fully cooperate with the PCAOB’s request for audit work papers without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities.

During our fiscal year 2022, we were conclusively listed by the SEC as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. Our auditor for the years ended December 31, 2022, 2021 and 2020, a registered public accounting firm that the PCAOB was not able to inspect or investigate completely in 2021 according to the PCAOB’s December 16, 2021 determinations, issued the audit report for us for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a HFCAA determination report that vacated its December 16, 2021 determinations and removed mainland China and Hong Kong from the list of jurisdictions where it had been unable to completely inspect or investigate the registered public accounting firms. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA as of the date of this prospectus.

The jurisdictions in which our consolidated foreign operating entities are incorporated include mainland China, Hong Kong, and British Virgin Islands. We hold 100% equity interests in its consolidated operating entities, except for Hainan Kylin Cloud Services Technology Co., Ltd., in which the Company indirectly holds 51% equity interest. We reviewed (i) the shareholder register provided by Transhare Corporation, our transfer agent, and (ii) Schedules 13D and 13G filed by the shareholders, the absence of any Schedule 13D or 13G filing made by any foreign governmental entity with respect to the Company’s securities, and the absence of foreign government representation on its board of directors, we have no awareness or belief that we are owned or controlled by a government entity in mainland China. We received written confirmations from the directors of the Company and its consolidated foreign operating entities and each of them represented that he/she is not an official of the Chinese Communist Party. The currently effective memorandum and articles of association of our Company and equivalent organizing documents of our consolidated foreign operating entities do not contain any charter of the Chinese Communist Party.

Therefore, to the best of our knowledge, no governmental entity in mainland China, Hong Kong, or the British Virgin Islands owns shares of our significant consolidated foreign operating entities.

The date of this prospectus supplement is October 8, 2024

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts, combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein that we filed with the SEC before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein.

You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we may authorize to be delivered or made available to you. We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered or made available to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement or the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement or accompanying prospectus is delivered, or securities are sold, on a later date.

This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms apart, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated in this prospectus, or the context otherwise requires, references to the “Company,” “we,” “us,” “our” or “AEHL” refer specifically to Antelope Enterprise Holdings Ltd. When we refer to “you,” we mean the potential holders of our securities. Capitalized terms used, but not defined, in this prospectus supplement are defined in the accompanying prospectus.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our ordinary shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, our financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Business

We are a British Virgin Islands limited liability company with no material operations. Our operations were conducted in China by our subsidiaries. We provide livestream e-commerce services, business management and information systems consulting services business.

Livestreaming Ecommerce Business

Our livestreaming ecommerce business is operated in China through our 51% subsidiary, Hainan Kylin and its subsidiaries, Hangzhou Kylin, Anhui Kylin, Wenzhou Kylin, Hubei Kylin and Jiangxi Kylin. We aim to provide one-stop solutions for our customers to adopt the emerging sales channel of livestreaming ecommerce. We believe that livestreaming ecommerce is an important growth engine for consumer good brands as it leverages the content of livestreaming to boost customers engagement and sales as it combines instant purchasing of a featured product and audience participation through a chat function or reaction buttons. Our customers usually include consumer goods brands, merchants, and small-scale ecommerce platforms. Our product management office assesses and selects the products from our customers. Then, we connect with different suppliers, usually staffing agencies that have a growing and diverse pool of hosts and influencers. The hosts and influencers register and claim the jobs for livestreaming for our customers’ products via Hainan Kylin’s SaaS platform. We track the sales of products of each host on this SaaS platform and report the sales results to our customers. We charge our commissions based on the final sales results.

In addition, services and promotion fees paid to social media and e-commerce platforms are a material part of the costs of livestreaming ecommerce business in China. By leveraging our network and resources in the e-commerce industry, we provide cost-efficient promotion and placement services to our customers by offering a discounted price of DUO+, which is an advertising option available to users of Douyin, China’s most downloaded video-sharing platform (the mainland Chinese counterpart of TikTok). DOU+ is a content promotion and targeting tool developed by Douyin and available for purchase by users to boost the reach and engagement for any videos or livestreaming on its platform. We also customize the timing and target audience of the promotion placed through DOU+ for our customers to realize the optimal engagement and retention based on our industry experience. We bring even more traffic to customers which purchased DOU+ through us by engaging our own community of viewers to further boost the exposure.

Hainan Kylin’s SaaS platform also includes a job-listing page designed especially for our enterprise customers to retain and engage freelancers and independent contractors in a cost effective manner. We expect to further develop this function of the SaaS platform to provide value-added services to our livestreaming ecommerce customers.

Hainan Kylin has a limited operating history as it started its business in September 2021. For the fiscal year 2023, Hainan Kylin accounted for 98.1% of our total revenue. For the fiscal year 2022, Hainan Kylin comprised virtually all of our ongoing business operations and accounted for 84.5% of our total revenue.

Business Management and Consulting Business

We also provide business management and consulting services which consists of computer consulting services and software development through our subsidiaries in China, including Chengdu Future and Antelope Chengdu. We diagnose difficulties in infrastructure and enterprise systems and addresses business challenges that enterprises confront by developing strategies to surmount such hurdles to ensure the healthy growth and development of our customers. Our consulting teams have advanced technological knowledge and capabilities to implement workflow solutions via proprietary software products and services to help our customers with customized solutions to solve complex problems. For the years ended December 31, 2023, 2022 and 2021, 1.4%, 3.9% and 6.0% of our total revenue, respectively was generated from our business management and consulting business.

S-2

Planned Energy Supply Business

The Company is aiming to launch energy supply business through AEHL US, formerly known as Million Star US Inc. AEHL US has taken preliminary steps in developing this business including engaging a broker to source natural gas from natural gas provider in Texas and the procurement of electricity generators. AEHL US plans to supply power to a data center in Midland, Texas. The Company anticipates that its energy supply business will start operation in the third quarter of 2024.

AEHL US also plans to generate revenue by securing hosting sites for cryptocurrency mining operators as it leverages anticipated cost-effective electricity costs.

Ceramic Tile Business

We historically operated a ceramic tile business which are used for exterior siding and for interior flooring and design in residential and commercial buildings. We were manufacturer of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings in China. Since the ceramic tiles manufacturing business has experienced significant hurdles due to the significant slowdown of the real estate sector and the impacts of COVID-19 in China, we decided to divest the ceramic tiles manufacturing business, which had been conducted through our two subsidiaries, Hengda and Hengdali. On December 30, 2022, our operating entities for the ceramic tile business entered into an agreement with an unaffiliated buyer to sell 100% equity interests of our ceramic tile business. On February 21, 2023, our shareholders approved the sale. On April 28, 2023, this transaction was closed.

For the year ended December 31, 2022, we utilized production facilities capable of producing 1.40 million square meters ceramic tiles, as compared with the year ended December 31, 2021, when we utilized production facilities capable of producing 2.38 million square meters. During the year ended December 31, 2022, we had 10 production lines available for production and utilized two production lines during the peak season. As of December 31, 2022, we had seven production lines available for production (all were from Hengda), one of which was in use as of December 31, 2022.

Corporate Information

Our principal executive office is located at Room 1802, Block D, Zhonghai International Center, Hi- Tech Zone, Chengdu, Sichuan, People’s Republic of China. Our telephone number at this address is +86 28 8532 4355. Our registered office is Craigmuir Chambers, Road Town, Tortola, British Virgin Islands, and our registered agent is Harneys Corporate Services Limited. We maintain a website at http://www.aehltd.com that contains information about our company. Information on this website is not part of this prospectus.

S-3

THE OFFERING

Convertible Note Offered by us

Convertible Promissory Note with a principal amount of $990,000. The Convertible Note is being sold to Indigo Capital LP with an original issue discount of 10%. The maturity date of the Convertible Notes is 6 months after the date of issuance.

The “Discount Rate” of the Convertible Notes shall be 80%.

The Class A Ordinary Shares	A holder may convert up to 3,000,000 Class A Ordinary Shares.

Use of Proceeds	We estimate that we will receive net proceeds of approximately US$970,000 from this offering based on the offering price of US$990,000 for the Convertible Note.

We intend to use our net proceeds from this offering for, working capital and general corporate purposes. See “Use of Proceeds.”

Listing	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “AEHL.”

Transfer Agent	Equiniti Trust Company, LLC, EQ, Shareowner Services, or any of their affiliates.

Risk factors	Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement as well as the risks identified in documents that are incorporated by reference in this prospectus supplement.

(1)	The number of Class A Ordinary Shares outstanding immediately before this offering and to be outstanding after this offering is 12,306,765 based on our Class A Ordinary Shares outstanding as of October 4, 2024 , but excludes 3,000,000 Class A Ordinary Shares issuable upon conversion of the Convertible Notes as of such date.

S-4

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described below, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including those risks identified under “Item 3. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023, which are incorporated by reference in this prospectus supplement and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a future prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus supplement or the accompanying prospectus in connection with this offering. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Offering

Raising additional capital will be difficult and may cause dilution to our shareholders and restrict our operations.

We expect to finance our cash needs to fund the operation of our newly acquired businesses and for our working capital. Although we have been able to obtain funding from outside sources in the last year, we cannot be certain that we will be able to continue to do so or to obtain additional financing on favorable terms.

To the extent that we raise additional capital through the sale of equity or convertible debt, our shareholders’ ownership interest will be diluted, and the terms of such securities may include liquidation or other preferences that adversely affect shareholder rights. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

There is no public market for the Convertible Notes or Warrants being offered in this offering.

There is no established public trading market for the Convertible Note being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list such securities on any national securities exchange or trading system. Without an active trading market, the liquidity of the Convertible Note will be limited.

You will experience immediate and substantial dilution in the net tangible book value per ordinary share issuable pursuant to this offering and may experience additional dilution of your investment in the future.

The effective price per ordinary share issuable pursuant to this offering is substantially higher than the net tangible book value per ordinary share outstanding prior to this offering. In addition, we may need to raise additional capital to fund our anticipated level of operations, we may in the future sell substantial amounts of ordinary shares or securities convertible into or exchangeable for ordinary shares. These future issuances of equity or equity-linked securities, together with the exercise or conversion of any options, warrants and/or any additional Ordinary Shares or ordinary shares issued in connection with acquisitions, if any, will likely result in further dilution to investors.

Future sales of our ordinary shares, whether by us or our shareholders, could cause our ordinary shares price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our ordinary shares could also depress the market price of our ordinary shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities. In addition, the issuance and sale by us of additional ordinary shares, or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

S-5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this press release include, without limitation, the continued stable macroeconomic environment in the PRC, the PRC real estate, construction and technology sectors continuing to exhibit sound long-term fundamentals, our ability to bring additional ceramic tile production capacity online going forward as our business improves, our ceramic tile customers continuing to adjust to our product price increases, our ability to sustain our average selling price increases and to continue to build volume in the quarters ahead, and whether our enhanced marketing efforts will help to produce wider customer acceptance of the new price points; and our ability to continue to grow our business management, information system consulting, and online social commerce and live streaming business. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 20-F for the year ended December 31, 2023 and otherwise in our SEC reports and filings. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement and the prospectus to which it relates that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make. You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect.

S-6

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $970,000 million, after deducting estimated offering expenses payable by us.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering, and investor will be relying on the judgment of our management regarding the application of the net proceeds from this offering.

MARKET INFORMATION DIVIDEND POLICY

Our Class A Ordinary Shares are currently traded on the Nasdaq Stock Market under the symbol “AEHL.” On October 2, 2024, the closing sale price of our Class A Ordinary Shares was $0.73 per share.

We have not declared or paid any cash dividends on our capital stock during the past five years, and we do not currently intend to pay any cash dividends on our ordinary shares for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our ordinary shares will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Description of Convertible Note

The material terms and provisions of the Convertible Note being offered pursuant to this prospectus supplement and being issued to the investors are summarized below. The form of Convertible Note will be filed as an exhibit to a Current Report on Form 6-K with the SEC in connection with this offering. The following summary of certain material terms and provisions of the Convertible Note does not purport to be a complete description of the Convertible Note, and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Convertible Note.

Maturity and Interest

The principal and any accrued unpaid interest under this Convertible Note shall be due and payable upon demand at any time after March 25, 2025 (“Maturity Date”). The entire unpaid principal and accrued interest of this Note shall become immediately due and payable upon the Company’s act of bankruptcy, execution of a general assignment for the benefit of creditors, filing or facing a bankruptcy petition without dismissal for over 90 days, or the appointment of a receiver or trustee.

Interest will accrue and be payable with each principal installment. Interest under this Convertible Note will not exceed the maximum rate allowed by law.

Conversion

Upon the election of the holder at any time, or in the event of an automatic conversion, the Company will issue to the holder a number of shares equal to the conversion amount divided by the conversion price. The conversion amount means the amount of the Note that will be converted into Conversion Ordinary Shares. The conversion price is calculated based on the closing price of the Company’s Class A Ordinary Shares on the trading day immediately preceding the date of the Convertible Note, multiplied by the discount rate of 80%.

Automatic Conversion

Change of Control. In the event of a Change of Control prior to full repayment or conversion of the Convertible Note, the outstanding principal will automatically convert into Class A Ordinary Shares. A Change of Control includes (i) the sale of all or most of the Company’s assets (except to an Excluded Entity as defined in the Convertible Note), (ii) a merger, consolidation, or reorganization with another entity (except to an Excluded Entity), or (iii) the transaction in which any person becomes the beneficial owner of all outstanding voting securities. Exceptions to a Change of Control include changes in incorporation jurisdiction, creating a holding company with substantially the same ownership, or obtaining Board-approved funding for the Company in a financing.

Upon Maturity. Upon the Maturity Date, any outstanding conversion amount will automatically convert into Class A Ordinary Shares, as if the holder had elected to convert immediately prior to the Maturity Date, without needing the election of the holder.

Mechanics of Conversion

Upon the full conversion of this Convertible Note, the holder shall surrender this Note to the Company or any transfer agent and provide any other applicable transaction documentation. For partial conversions, the holder is not required to surrender the Note but must deliver a duly executed instrument of satisfaction reflecting the portion converted.

The Transfer Agent will transmit the conversion ordinary shares to the holder by crediting their account through the Deposit or Withdrawal at Custodian (DWAC) system within two (2) trading days after the holder submits their election. If the Transfer Agent fails to deliver the shares on time, the Company will pay the holder $10 per trading day for every $1,000 of conversion ordinary shares until the shares are delivered or the conversion is canceled.

S-7

If the Company fails to timely cause the Transfer Agent to transmit the shares to the holder, and if the holder is required to purchase or the brokerage firm purchases, the shares in satisfaction of a sale of the conversion shares, the Company will: (A) pay the holder in cash the difference between the holder’s total purchase price for the shares and the amount obtained by multiplying the number of conversion shares by the price at which the related sell order was executed, and (B) at the holder’s option, either reinstate the portion of the warrant and equivalent number of shares for which such exercise was not honored (deeming the exercise rescinded) or deliver the number of shares the holder should have received. No fractional shares will be issued upon conversion.

Share Dividends and Splits

If the Company, while this Convertible Note is outstanding and not fully converted, (i) pays a share dividend or makes a distribution on its Ordinary Shares, (ii) subdivides its shares, (iii) combines its shares (including reverse split), or (iv) reclassifies its capital stock, the conversion price will be adjusted. The new conversion price will be multiplied by a fraction where the numerator is the number of Class A Ordinary Shares outstanding before the event and the denominator is the number of shares outstanding after. The total conversion price of this Note remains unchanged.

Subsequent Rights Offerings

If the Company grants, issues, or sells Class A Ordinary Shares or equivalent rights to purchase shares, securities, or other property to its shareholders pro rata (“Purchase Rights”), the holder will have the right to acquire the same Purchase Rights as if the holder had fully converted this Note into Class A Ordinary Shares before the record date of the offering. However, if exercising such rights would cause the holder to exceed the limitation, the rights will be held in abeyance until the holder can exercise them without exceeding the limitation.

Pro Rata Distributions

If the Company, while this Convertible Note is outstanding and not fully converted, declares or makes any dividend or distribution of its assets (or rights to acquire its assets) to the Class A Ordinary Shareholders, the holder will be entitled to participate in the distribution as if the holder had fully converted the Note into Class A Ordinary Shares before the record date. However, if participating would cause the holder to exceed the limitation, the excess portion will be held in abeyance until the holder can participate without exceeding the limitation.

Fundamental Transaction

If the Company, while this Convertible Note is outstanding and not fully converted, undergoes a Fundamental Transaction, as defined in the Convertible Note, the holder may, upon conversion of this Note, choose to receive the same consideration as the Company’s shareholders. The conversion price will be adjusted. If the Company is not the surviving entity, the successor must assume the Company’s obligations under this Note and provide a similar security, maintaining the holder’s economic value.

Governing Law

The Convertible Note is governed by, and construed in accordance with, the laws of the State of New York.

Description of Class ‘A’ Ordinary Shares

The material terms and provisions of our Class ‘A’ ordinary shares are described under the caption “Description of Share Capital” beginning on page 34 to page 37 of the accompanying base prospectus.

We are authorized to issue 250,000,000 ordinary shares, consisting of (a) 200,000,000 Class A ordinary shares with no par value each, and (b) 50,000,000 Class B ordinary shares with no par value each, and (ii) 50,000,000 preferred shares with no par value each.

As of the date of this prospectus supplement, there were 12,306,765 Class A ordinary shares and 2,305,497 Class B ordinary shares outstanding and no shares of our preferred shares outstanding.

S-8

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024:

	As of June 30, 2024
(in USD’000 except share data)	Actual	As Adjusted (unaudited)	Pro forma as Adjusted (unaudited)
	USD’000	USD’000	USD’000
Shareholders’ Equity
Ordinary shares, 300,000,000 shares authorized, 11,678,863 shares issued and outstanding, actual, and 17,612,262 shares issued and outstanding, pro forma as adjusted	11,678,863	14,612,262	17,612,262
Additional paid-in capital	99,346	102,360	103,350
Statutory reserves	21,238	21,238	21,238
Accumulated deficit	(104,733)	(104,847)	(104,847)
Accumulated other comprehensive income	1,294	1,294	1,294
Total shareholders’ equity	17,145	20,045	21,035
Noncontrolling interest	889	889	889
Total Equity	18,034	20,934	21,924

You should read this capitalization table in conjunction with Use of Proceeds, the financial statements and notes thereto and other financial information incorporated by reference into this prospectus and any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

PLAN OF DISTRIBUTION

We have entered into a convertible promissory note purchase agreement directly with the investor in connection with this offering, and we will only sell Shares to the investor, Indigo Capital, in this offering. Pursuant to the convertible promissory note purchase agreement, the investor agreed to purchase the convertible note for $990,000.

S-9

The securities were offered directly to the investor without a placement agent, underwriter, broker or dealer. All of the securities sold in this offering will be sold at the same price and we expect a single closing. Our obligation to issue and sell securities to the investor is subject to the conditions set forth in the convertible promissory note purchase agreement. It is possible that not all of the securities we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. The closing of this offering is subject to customary closing conditions. We expect that the sale of the securities will be completed on or around the date indicated on the cover page of this prospectus supplement. We estimate the total expenses of this offering payable by us will be approximately $20,000.

The form of convertible promissory note purchase agreement is included as an exhibit to our Current Report on Form 6-K that we will file with the SEC in connection with the consummation of this offering. See “Where You Can Find More Information.”

We expect that the sale of the Note will be completed on or about October 15, 2024.

The transfer agent for our Class A Ordinary Shares is Equiniti Trust Company, LLC, EQ, Shareowner Services, or any of their affiliates.

LEGAL MATTERS

The validity of the Convertible Note and underlying Class A Ordinary Shares and other legal matters as to British Virgin Islands law will be passed upon for us by Harney Westwood & Riegels. Carter Ledyard & Milburn LLP, New York, New York, will be passing on matters of United States law for us with respect to the securities offered hereby.

EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by ARK PRO CPA & Co., and Centurion ZD CPA & Co., our current and formal independent registered public accounting firms, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC.

S-10

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, initially filed with the SEC on May 10, 2024;

●	the Company’s Current Reports on Form 6-K, as filed with the SEC on June 6, 2024, June 27, 2024, July 3, 2024, August 5, 2024, and September 30, 2024; and

●	the description of our Class A ordinary shares, no par value contained in our annual report on Form 20-F, initially filed with the SEC on May 10, 2024, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of this prospectus supplement and accompanying prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may obtain a copy of any or all of the documents referred to above, which may have been or may be incorporated by reference into this prospectus supplement, including exhibits, at no cost to you by writing or telephoning us at the following address:

Edmund Hen, Chief Financial Officer

Antelope Enterprise Holdings Ltd

Room 1802, Block D, Zhonghai International Center, Hi- Tech Zone

Chengdu, Sichuan, People’s Republic of China

info@aehltd.com

S-11

ABOUT THIS PROSPECTUS

Before you invest in any of our securities, you should carefully read this prospectus and any applicable prospectus supplement, together with the additional information described in the sections entitled “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus.

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process permitted under the Securities Act of 1933, as amended. By using a “shelf” registration statement, we may sell any of our securities from time to time and in one or more offerings. This prospectus only provides you with a summary description of these securities. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement.

Certain Defined Terms and Conventions

Unless otherwise indicated, references in this prospectus to:

●	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau.

●	“RMB” and “Renminbi” are to the legal currency of China (see “Exchange Rate Information” for translations of RMB into U.S. dollars in this prospectus). This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at specified rates. We make no representation that the RMB or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or RMB, as the case may be, at any particular rate or at all (also see “Risk Factors”). On June 3, 2022, the exchange rate was RMB 6.6595 to US$1.00.

●	“shares” are to our shares, par value US$0.024 per share.

●	“$ ”, “US$ ” and “U.S. dollars” are to the legal currency of the United States.

WHERE YOU CAN FIND MORE INFORMATION

For the purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information included in the registration statement we filed. For further information regarding us and the Shares offered in this prospectus, you may desire to review the full registration statement, including the exhibits. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-202-551-8090. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F. We also furnish to the SEC under cover of Form 6-K material information required to be made public in the British Virgin Islands, filed with and made public by any stock exchange or automated quotation system or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on May 2, 2022; and

•	with respect to each offering of securities under this prospectus, all our subsequent Annual Reports on Form 20-F and any report on Form 6-K that (i) we file or furnish with the SEC on or after the date on which this prospectus is first filed with the SEC and until the termination or completion of the offering under this prospectus and (ii) indicates that it is being incorporated by reference in this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to each person, including any beneficial owner, who receives a copy of this prospectus, upon written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated by reference in this prospectus, except for exhibits to such documents unless the exhibits are specifically incorporated by reference into this prospectus. You should direct your requests to the attention of our chief financial officer at our principal executive office located in c/o Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, PRC. Our telephone number at this address is +86 (595) 8576 5053 and our fax number is Fax: +86 (595) 8576 5059.

You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

Our Business

We are a Chinese manufacturer of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings. The ceramic tiles, sold under the “HD” or “Hengda,” brands are available in over two thousand styles, colors and size combinations. Currently, we have five principal product categories: porcelain tiles, glazed tiles, glazed porcelain tiles, rustic tiles, and polished glazed tiles. Ceramic tiles are widely used in the PRC as a construction material for residential and commercial buildings. Ceramic tiles are used for flooring, interior walls for decorative purposes and on exterior siding due to their resistance to temperature, extreme environments, erosion, abrasion and discoloration for extended periods of time. Our manufacturing facilities, operated by Jinjiang Hengda Ceramics Co., Ltd., are located in Jinjiang, Fujian Province, and our manufacturing facilities, operated by Jiangxi Hengdali Ceramic Materials Co., Ltd., are located in Gaoan, Jiangxi Province. We have begun to execute on a corporate diversification strategy by incorporating new subsidiaries which are mainly engaged in trending technology businesses in China. These include business management and consulting including human resource restructuring and optimization, information system technology consulting services including the sales of software use rights for digital data deposit platforms and asset management systems, and an online social media platform including live streaming and e-commence platform development and consulting. Two of our new subsidiaries, Chengdu Future and Antelope Chengdu, made a modest contribution to our financial performance for the year ended December 31, 2020, and Hainan Kylin Cloud Services, Antelope Chengdu and Chengdu Future jointly made a significant contribution to our financial performance for the year ended December 31, 2021.

Chengdu Future Talented Management and Consulting Co., Ltd (“Chengdu Future”), located in Chengdu, Sichuan Province, engages in a wide range of business consultancy services. Its main focus is to provide comprehensive consulting services in the areas of enterprise management, information systems, human resource management and operations engineering. It helps enterprises to develop and implement innovative solutions to enable their growth, improve their performance and efficiency and to resolve technical pain points to ensure their financial and operational stability. Chengdu Future plans to continue to expand the scope of its services and penetrate new markets across China.

2

Antelope Holdings (Chengdu) Co., Ltd., (“Antelope Chengdu”), located in Chengdu, Sichuan Province, engages in management consulting services including system process consulting, project analysis, financial analysis, and software products and services. It diagnoses difficulties in infrastructure and enterprise systems and addresses business challenges that enterprises confront by developing strategies to surmount such hurdles to ensure the healthy growth and development of its client companies. Its consulting teams have advanced technological knowledge and capabilities to implement workflow solutions via proprietary software products and services to help its enterprise clients with customized solutions to solve complex problems. Antelope Chengdu plans to continue to expand the scope of its services and penetrate new markets across China.

Hainan Kylin Cloud Services Technology Co., Ltd (“Hainan Kylin”), headquartered in Hainan Province, is an SAAS service platform that engages in online social media platforms, including live streaming and e-commence platform development and consulting. Its online presence includes a human resources platform that matches enterprises with a wide range of freelance workers and entrepreneurs. It is a leader in online employment matching, including technical, professional and industrial supply chain job candidates, and replaces the traditional human resource structure. Its online platform also provides entrepreneurial business consulting, skills training, resources for self-employment, counseling, compensation payment system services and other financial services. The Hainan Kylin online employment platform is designed to save enterprises significant costs in recruiting and hiring and covers 32 provinces in the PRC. Hainan Kylin also operates social e-commerce platforms such as Yunji E-Commerce, Leke Unicorn, Douyin Live, KK Live, and others. It currently operates as a multi-channel network, or influencer network, that works with live streaming video platforms to make their programming, partnerships digital rights, revenue and monetization effective. It plans to expand its live streaming online platforms by developing an array of professional anchor broadcasters, as well as discover and provide amateur anchors with training services, who would provide value-added content and services. Hainin Kylin integrates hundreds of Internet, blockchain and financial institutions on to its online platforms. Its growth plans include entry into digital entertainment such as video games, computer hardware digital products and e-sports.

Corporate Information

Our principal executive office is located at Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, People’s Republic of China. Our telephone number at this address is +86 595 8576 5053. Our registered office is Craigmuir Chambers, Road Town, Tortola, British Virgin Islands, and our registered agent is Harneys Corporate Services Limited. We maintain a website at http://www.aehltd.com that contains information about our company. Information on this web site is not part of this prospectus.

Securities Being Offered

We may offer and sell shares, debt securities or warrants in any combination from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The debt securities and warrants may be convertible into or exercisable or exchangeable for our shares or other securities. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed US$75,000,000. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

3

U.S. securities laws currently limit the value of the common shares that we may sell under this prospectus. For such time as our “public float”—measured as the value of our share price (as of a date within 60 days before the date of the sale) times the number of shares held by non-affiliates—is less than $75.0 million, existing law limits the value of shares that we can sell under this prospectus at one-third of our “public float”, less prior amounts sold through prior primary offerings of securities on Form F-3 within the past 12 months. The public float is measured at the time of sale, and will necessarily change with the value of our share price and the number of shares held by non-affiliates. The aggregate value of the stock that we are able to sell is therefore highly contingent on our share price.

China Securities Regulatory Commission and Cyberspace Administration of China

Antelope Enterprise, our ultimate British Virgin Islands holding company, does not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in China and other countries and regions. As of the date of this prospectus, (i) Antelope Enterprise’s business operations are carried out inside China; and (ii) it does not maintain any variable interest entity structure or operate any data center in China. Antelope Enterprise may still be subject to PRC laws relating to, among others, data security and restrictions over foreign investments due to the complexity of the regulatory regime in China, and the recent statements and regulatory actions by the PRC government relating to data security may affect our business operations in China or even our ability to offer securities in the United States. Neither Antelope Enterprise nor any of our subsidiaries has obtained the approval from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) for any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement, and Antelope Enterprise does not intend to obtain the approval from either the CSRC in connection with any such offering, since Antelope Enterprise does not believe, based upon advice of our PRC counsel, Allbright Law Offices, that such approval is required under these circumstances or for the time being. There can be no assurance, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. See “Risk Factors—Risks Related to Doing Business in China.”

4

RECENT DEVELOPMENTS

December 2020 Private Placement

On December 7, 2020, the Company executed subscription agreements (each a “Subscription Agreement”) in connection with a $1,314,001 private placement of its ordinary shares with three accredited investors at the price of $2.32 per share (the “December 2020 Shares”). All respective purchasers in the offering were “accredited investors” (as such term is defined under rules and regulations promulgated under the Securities Act), and the Company sold the securities in the Offering in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. There were no discounts or brokerage fees associated with this offering. The net proceeds of the offering were used for working capital and general corporate purposes.

February 2021 Capital Raising Transaction

On February 12, 2021, we entered into a Securities Purchase Agreement with certain institutional investors for the sale by the Company of 588,236 shares at a purchase price of $3.57 per share. The shares were offered by us pursuant to the shelf registration statement on Form F-3 (File No. 333-228182), which was declared effective by the Securities and Exchange Commission on November 19, 2019. Concurrently with the sale of the shares, the Company also sold the February 2021 Warrants to purchase 588,236 shares. The aggregate gross proceeds of this offering were approximately $2.1 million, before commissions and expenses. Subject to certain beneficial ownership limitations, the five-year February 2021 Warrants will be immediately exercisable at an exercise price equal to $3.57 per share, subject to adjustments as provided under the terms of the February 2021 Warrants, and will terminate on the five-year anniversary of the initial exercise date of the February 2021 Warrants. The closing of the sales of these securities took place on February 17, 2021.

The warrants and the shares issuable upon exercise of the warrants were sold without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Dawson James Securities, Inc. acted as our exclusive placement agent, on a best-efforts basis, in connection with the offering. We agreed to pay the Placement Agent a cash placement fee equal to 8% of the gross proceeds of the offering, plus other expenses of the Placement Agent not to exceed $45,000. The Placement Agent also received five-year February 2021 Placement Agent Warrants to purchase up to a number of common shares equal to 5% of the aggregate number of shares sold in the offering, including the warrant shares issuable upon exercise of the warrants, which such Placement Agent warrants have substantially the same terms as the February 2021 Warrants sold in the offering, except that such February 2021 Placement Agent Warrants have an exercise price of $4.46 per share and will be exercisable six months from the effective date of the February 2021 and will terminate on the five year anniversary of the effective date of the February 2021 offering.

June 2021 Capital Raising Transaction

On June 10, 2021, we entered into Securities Purchase Agreements with three institutional accredited investors pursuant to which the Company sold 913,875 of its common shares at the per share price of $3.48 (which was priced in excess of the average of the five-day closing price for the Company’s common shares preceding execution of the SPA, which was $3.42). In a concurrent private placement, we sold to such investors June 2021 Warrants to purchase 913,875 common shares (the “June 2021 Warrants”). The June 2021 Warrants have an exercise price per share of $3.42, subject to adjustment, and have a term of five years. The June 2021 Warrants were sold without registration under the Securities in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors. The proceeds of the transaction were used for working capital and general working purposes. The transactions yielded gross proceeds to the Company of $3,180,285, before payment of commissions and expenses.

5

Dawson James Securities, Inc. acted as the Company’s exclusive placement agent in connection with the June 2021 offering. The Company paid the Placement Agent a fee equal to 8.0% of the gross proceeds of the offering, and a non-accountable expense allowance of $35,000. In addition, the Company issued June 2021 Placement Agent Warrants to the Placement Agent to purchase a number of common shares equal to 5.0% of the aggregate number of shares sold to the investors in the June 2021 offering, as well as the warrant shares issuable upon exercise of the June 2021 Warrants issued in the concurrent private placement, as additional placement agency compensation. The June 2021 Placement Agent Warrants have substantially the same terms as the June 2021 Warrants, except that the June 2021 Placement Agent Warrants have an exercise price of $4.35. The Placement Agent received customary indemnification in connection with the offering.

Risks Factors

• Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirement, expose us to government interference, or otherwise restrict our ability to offer securities and raise capital outside China, all of which could materially and adversely affect our business and the value of our securities.

• Our Ordinary Shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors with presence in China, and the delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

• The PRC government has significant influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, change relevant industry landscape or otherwise cause significant changes to our business operations in China, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or be worthless.

• We rely on offerings of our securities in the United States capital markets to fund our working capital needs. In the future, the approval of the Chinese Government may be required in order for us to offer our securities in the United States. We cannot predict whether we will be able to obtain such approval. Our failure to obtain or maintain any requisite approvals would have a material adverse effect on our ability to continue as a going concern, and could result in a loss of your entire investment.

• Rules and regulations in China can change quickly, with little advance notice, creating substantial uncertainty. Changes in the PRC legal system may adversely affect our business and operations. See “Risk Factors—Risks Related to Doing Business in China.”

6

RISK FACTORS

Any investment in the shares is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Summary of Risk Factors

●	We generate a large percentage of our revenues from a limited number of customers and our business will suffer if sales to such customers decline.

●	If our suppliers are unable to fulfill our orders for raw materials, we may lose business.

●	Increases in the price of raw materials will negatively impact our profitability.

●	The Company may incur significant delays and/or expenses relating to the COVID-19 (coronavirus) outbreak in China and beyond.

●	If China’s inflation increases or the prices of energy or raw materials increase, we may not be able to pass the resulting increased costs to our customers and this may adversely affect our profitability or cause us to suffer operating losses.

●	Failure to compete successfully with our competitors and new entrants to the ceramics industry in the PRC may result in Antelope Enterprises losing market share.

●	We have not purchased product liability insurance and any loss resulting from product liability claims must be paid by us.

●	Our production facilities may be affected by power shortages which could result in a loss of business.

●	We may lose revenue if our intellectual property rights are not protected and counterfeit HD, Hengda, HDL, Hengdeli, WULIQIAO, TOERTO or Pottery Capital of Tang Dynasty brand products are sold in the market.

●	The PRC government has historically introduced certain policy and regulatory measures to control the rapid increase in housing prices and cool down the real estate construction market and has more recently adopted policies to stimulate the real estate sector, and the government in the future may refrain from supporting the sector or adopt measures in the future that may further adversely affect our business.

●	Our independent registered public accounting firm’s audit documentation related to their audit reports included in the Antelope Enterprises’ annual reports may be located in the People’s Republic of China. The Public Company Accounting Oversight Board currently cannot inspect audit documentation located in China and, as such, you may be deprived of the benefits of such inspection.

●	Proceedings instituted by the SEC against certain PRC-based accounting firms could result in financial statements being determined to not be in compliance with the requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

●	The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with any offering we may make and, if required, we cannot predict whether we will be able to obtain such approval.

●	Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirement, expose us to government interference, or otherwise restrict our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business and the value of our securities.

●	The PRC government has significant influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, change relevant industry landscape or otherwise cause significant changes to our business operations in China, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or be worthless.

●	We may be subject to anti-monopoly concerns as a result of our doing business in China.

7

●	Our Ordinary Shares may be delisted under the HFCA Act if the PCAOB is unable to inspect auditors with presence in China, and the delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

●	Rules and regulations in China can change quickly with little advance notice, creating substantial uncertainty. Changes in the PRC legal system may adversely affect our business and operation.

●	We are dependent on political, economic, regulatory and social conditions in the PRC.

●	PRC foreign exchange control may limit our ability to utilize our profits effectively and affect our ability to receive dividends and other payments from our PRC subsidiaries.

●	Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.

●	Environmental, health and safety laws have in the past and may in the future impose material liabilities on us and require us to incur material capital and operational costs.

●	Our business will suffer if we lose our land use rights.

●	We own certain buildings collectively, which may limit our right to use, renovate or dispose of such buildings.

●	Our business will suffer if we fail to comply with environmental protection regulations

●	Our corporate structure together with applicable law impede shareholders from asserting claims against us and our principals.

●	If we become directly subject to the recent scrutiny involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, stock price and reputation and could result in a complete loss of your investment in us.

●	There is a risk that Antelope Enterprises could be treated as a U.S. domestic corporation for U.S. federal income tax purposes after the Redomestication and the Business Combination, which, among other things, could result in significantly greater U.S. federal income tax liability to Antelope Enterprises.

●	There is a risk that Antelope Enterprises will be classified as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. holders of its securities.

●	Under the EIT Law, Antelope Enterprises, Success Winner and/or Stand Best may be classified as a “resident enterprise” of the PRC. Such classification could result in PRC tax consequences to Antelope Enterprises, our non-PRC resident shareholders, Success Winner and/or Stand Best.

●	Fluctuations in exchange rates could adversely affect our business and the value of our shares.

●	As the rights of shareholders under British Virgin Islands law differ from those under U.S. law, you may have fewer protections as a shareholder.

●	British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

●	The laws of the British Virgin Islands may provide comparatively limited protection for minority shareholders, so minority shareholders will have limited recourse if the shareholders are dissatisfied with the conduct of our affairs.

●	We may not be able to pay any dividends on our shares in the future due to British Virgin Islands law.

●	We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our shareholders.

Risk Factors Relating to Our Business

We generate a large percentage of our revenues from a limited number of customers and our business will suffer if sales to such customers decline.

Our five largest customers accounted for an aggregate of 96.7%, 43.3% and 76.0% of our total revenue in fiscal years 2018, 2019 and 2020. We are particularly exposed to the credit risks of these customers as defaults in payment by our major customers would have a significant impact on our cash flows and financial results. Our agreements with our major customers do not specify minimum sales volume. There is no assurance that we will continue to retain these customers or that they will continue to purchase our products at their current levels in the future. If there is any reduction or cancellation of purchase orders by these customers for any reason, including a fall in demand from our customers’ downstream developer clients, or a termination of a relationship with these customers, our revenues will be negatively impacted.

8

Payment defaults by the customers to whom we extend credit would harm our cash flows and results.

Our financial position and profitability are dependent on the creditworthiness of our customers. We are exposed to the credit risks of our customers and this risk increases the larger the orders are. We usually offer our customers credit terms of approximately 120 to 150 days. During the past two years our trade receivable turnover has increased substantially. As of fiscal year end 2020, it was 242 days. We may experience increased credit risk from our customers resulting in an increased level of doubtful or bad debts in the future. Should we experience any unexpected delay or difficulty in collecting receivables from our customers, our cash flows and financial results may be adversely affected.

If our suppliers are unable to fulfill our orders for raw materials, we may lose business.

Our suppliers are all located in the PRC. Our purchases of raw materials is based on expected production levels, after taking into consideration, amongst other factors, sales forecasts and actual orders from our customers. To ensure that we are able to deliver quality products at competitive prices, we need to secure sufficient quantities of raw materials at acceptable prices and quality on a timely basis. Typically, we do not enter into any long-term supply agreements with our suppliers. There is no assurance that these suppliers will continue to supply us in the future or that they will do so at acceptable prices. In the event our suppliers are unable to fulfill our orders or meet our requirements, we may not be able to find timely replacements at acceptable prices and quality, and this will delay the fulfillment of our customers’ orders. Consequently, our reputation may be negatively affected, leading to a loss of business and affecting our ability to attract new business.

Increases in the price of raw materials will negatively impact our profitability.

In fiscal years 2018, 2019 and 2020 our cost of raw materials and energy source, which consist of clay (comprising mainly of kaolin, flint and feldspar), coal and natural gas (used to heat our kilns), coloring materials and glazing materials, accounted for approximately 61.6%, 56.7% and 25.1% of our total cost of sales in fiscal years 2018, 2019 and 2020. The price of clay, coal, natural gas, coloring materials and glazing materials may fluctuate due to factors such as global supply and demand for such raw materials and changes in global economic conditions. Coal and natural gas in aggregate accounted for approximately 12.9%, 12.1% and 5.2% of our total costs of raw materials as an energy source in fiscal years 2018, 2019 and 2020. Any shortages or interruptions in the supply of clay, coal and natural gas, coloring materials or glazing materials will result in an increase in the cost of production, thus increasing our cost of sales. If we are not able to pass on such an increase to our customers or are unable to find alternative sources of clay, coal, coloring materials, or glazing materials or appropriate substitute raw materials at comparable prices, our gross margins and overall financial performance will be adversely affected.

The Company may incur significant delays and/or expenses relating to the COVID-19 (coronavirus) outbreak in China and beyond.

Beginning in late 2019, a novel strain of coronavirus (COVID-19) was reported and the World Health Organization has declared the outbreak to constitute a “Public Health Emergency of International Concern.” This has prompted government-imposed quarantines, closures of certain travel and businesses. Following this outbreak, in February 2020, the Company temporarily shut down its operations in Jinjiang City, Fujian Province, and Gao’An City, Jiangxi Province, as mandated by the local authorities. In March 2020, the Company gradually resumed its operations in these cities and continues to operate such production facilities. It is presently unknown whether and to what extent the Company’s supply chains may be affected if the pandemic persists for an extended period of time. The Company may incur significant delays or expenses relating to such events outside of its control, which could have a material adverse impact on its business, operating results and financial condition.

9

If China’s inflation increases or the prices of energy or raw materials increase, we may not be able to pass the resulting increased costs to our customers and this may adversely affect our profitability or cause us to suffer operating losses.

Economic growth in China has, in the past, been accompanied by periods of high inflation. In the past, the Chinese government has implemented various policies from time to time to control inflation. For example, the Chinese government has periodically introduced measures in certain sectors to avoid overheating of the economy, including tighter bank lending policies, increases in bank interest rates, and measures to curb inflation, which has resulted in a decrease in the rate of inflation. An increase in inflation could cause our costs for energy, labor costs, raw materials and other operating costs to increase, which would adversely affect our financial condition and results of operations.

We are dependent on our management team and any loss of our key management personnel without timely and suitable replacements may reduce our revenues and profits.

Our business is also dependent on our executive officers who are responsible for implementing our business plans and driving growth. Please refer to “Directors, Senior Management and Employees” herein for more information about our directors and officers. The demand for such experienced personnel is intense and the search for personnel with the relevant skills set can be time consuming. The loss of our key management personnel without timely and suitable replacements may reduce our revenues and profits.

Failure to compete successfully with our competitors and new entrants to the ceramics industry in the PRC may result in Antelope Enterprises losing market share.

We operate in a competitive and fragmented industry. There is no assurance that we will not face competition from our existing competitors and new entrants. We compete with a variety of companies, some of which have advantages that include: longer operating history, larger clientele base, superior products, better access to capital, personnel and technology, or are better entrenched. Our competitors may be able to respond more quickly to new and emerging technologies and changes in customer requirements or succeed in developing products that are more effective or less costly than our products. Any increase in competition could have a negative impact on our pricing (thus eroding our profit margins) and reduce our market share. If we are unable to compete effectively with our existing and future competitors and do not adapt quickly to changing market conditions, we may lose market share.

We have not purchased product liability insurance and any loss resulting from product liability claims must be paid by us.

Accidents may arise as a result of defects in our products. If there are any defects in the products designed and/or manufactured by us, we may face claims from our customers or third parties for the personal injury or property damage suffered as a result of such defects. We have not purchased insurance coverage for product liability or third party liability and are therefore not covered or compensated by insurance in respect of losses, damages, claims and liabilities arising from or in connection with product liability or third party liability.

Our production facilities may be affected by power shortages which could result in a loss of business.

Our production facilities consume substantial amounts of electrical power, which is the principal source of energy for our manufacturing operations. Although we have a back-up generator at both our production facilities, we may experience occasional temporary power shortages disrupting production due to power rationing activities conducted by the authorities, thunderstorms or other natural events beyond our control. Accordingly, these production disruptions could result in a loss of business.

Our research and development efforts may not result in marketable products.

Our research and development team develops products which we have identified as having good potential in the market. There is no assurance that we will not experience delays in future product developments. There is also no assurance that the products which we are currently developing or may develop in the future will be successful or that we will be able to market these new products to our customers successfully. If our new products are unable to gain the acceptance of our customers or potential customers, we will not be able to generate future sales from our investment in research and development.

10

We may not be able to ensure the successful implementation of our future plans and strategies, resulting in reduced financial performance.

We intend to expand our market presence and explore opportunities in strategic investments or alliances and acquisitions. These initiatives involve various risks including, but not limited to, the investment costs in setting up new offices and sales offices and working capital requirements. There is no assurance that any future plan can be successfully implemented as the successful execution could depend on several factors, some of which are not within our control. Failure to successfully implement our future plans or to effectively manage costs may lead to a material adverse change in our operating environment or affect our ability to respond to market or industry changes, resulting in reduced financial performance. Decelerating economic growth in China has caused challenging market conditions in the real estate and construction sectors resulting in a contraction in investment and new housing projects by property developers. The challenging market conditions has resulted in an expected contraction in demand for our products. Due to the reduced demand for our products, we recently recorded an impairment of assets. As we are currently operating our facilities at significantly less than our maximum capacity, this could reduce our profitability.

Our facilities currently provide an aggregate annual maximum production capacity of approximately 51.6 million square meters of ceramic tiles. However, due to a reduction in demand, as of fiscal year end 2020, we are utilizing production facilities capable of producing only 4.19 million square meters of ceramic tiles. In addition, we currently have 12 production lines of which only one was utilized as of fiscal year end 2020 due to challenging macroeconomic conditions that began in the fourth quarter of 2012 and which was recently exacerbated by the COVID-19 pandemic. The fact that a significant portion of our facilities are not being used means that our net income will be significantly less than it would otherwise be because we need to maintain those unused facilities even though they are not currently being productive. Because certain of our facilities have remained idle for an extended period of time, the Company recorded an impairment charge of RMB 85.0 million (US$ 12.9 million) in the second half of 2018 related to property, plant and equipment, and land use rights at its Hengda and Hengdali production facilities. The impairment of the non-current assets is attributable to challenging market conditions in China which resulted in a contraction in demand for the Company’s products in 2018. If our facilities continue to remain idle, we may be required to take an additional impairment charge on our financial statements.

For the full fiscal year 2020, revenue decreased by 44.1% as compared to fiscal 2019 mainly due to the 35.4% decrease in sales volume and a decrease in our average selling price of 13.6% resulting from a contraction in business from our customers which was primarily caused by the COVID-19 pandemic. In order to maintain our market share and move inventory, in October 2019, we decreased the pricing of our ceramic tile products by an average of 15%. This resulted in a 26% increase in our sales volume for the second half of 2019 as compared to the same period of 2018. For the full fiscal year 2019, revenue decreased by 34.2% as compared to fiscal 2018 mainly due to the 27.0% decrease in sales volume resulting from the continued slowdown of China’s economy, especially in the manufacturing sector and the real estate industry. However, in July of 2018, we decreased the pricing of our ceramic tile products by an average of 10%, but this decrease did not offset the fall in our sales volume due to deteriorating market conditions that persisted through the second half of 2018, and we do not believe that further price decreases would have had a beneficial effect upon sales volume for this period. In past periods, we also decreased the pricing of our products in order to increase sales. On July 1, 2016, we reduced the selling price of certain of our slow-moving products beginning on July 1, 2016 with the goal to turn some of this inventory into cash. Beginning on October 1, 2016, in order to generate sales and move inventory, we instituted a 20% reduction of our slow-moving products. This price reduction led to a 35% increase in our sales volume in the fourth quarter of 2016 compared to the same period of 2015. The fourth quarter of 2016 growth in sales volume was the first positive comparison to the previous comparable period after four straight fiscal quarters of period over period decline in this key metric. Our strategy of decreasing the pricing of our products may or may not result in an increase in our sales volume during differing periods. In addition, if customers grow accustomed to such significant reductions, we may need to offer significant discounts in the future, which could reduce our net income and revenues long term.

11

We may lose revenue if our intellectual property rights are not protected and counterfeit HD, Hengda, HDL, Hengdeli, WULIQIAO, TOERTO or Pottery Capital of Tang Dynasty brand products are sold in the market.

We believe our intellectual property rights are important to our success and competitive position. A portion of our products are manufactured and marketed under our “HD” or “Hengda,” “HDL” or “Hengdeli,” “Pottery Capital of Tang Dynasty”, “TOERTO” and “WULIQIAO” labels. We have filed our labels as trademarks in the PRC. Before April13, 2011, WULIQIAO was a trademark owned by Fujian Province Jinjiang City Hengda Construction Materials Co., Ltd. Hengda signed a Trademark Licensing Contract with Fujian Province Jinjiang City Hengda Construction Materials Co., Ltd. and was licensed the exclusive right to use WULIQIAO during the terms of that trademark. Since April 13, 2011, WULIQIAO has been transferred to Hengdali, according to Certificate of Approved Transference of Trademark issued on April 13, 2011 by the Trademark Office of the State Administration for Industry & Commerce of the P.R.C. In addition, we own twenty-two utility model patents and have certain trade secrets and unpatented proprietary technology. We cannot assure you that there will not be any unauthorized usage or misuse of our trademarks and patent rights or that our intellectual property rights will be adequately protected as it may be difficult and costly to monitor any infringements of our intellectual property rights in the PRC. If we cannot adequately protect our intellectual property, we may lose revenue. In addition, we believe the branding of our products and the brand equity in our “HD” or “Hengda”, “HDL or Hengdeli”, “Pottery Capital of Tang Dynasty”, “TOERTO” and “WULIQIAO” trademarks is critical to our expansion effort and the continued success of our business. Our efforts to build our brand may be undermined by the sale of counterfeit goods. The counterfeiting of our products may increase if our products become more popular. In order to preserve and enforce our intellectual property rights, we may have to resort to litigation against the infringing or counterfeiting parties. Such litigation could result in substantial costs and diversion of management resources which may have an effect on our financial performance.

We may inadvertently infringe third-party intellectual property rights, which could negatively impact our business and financial results.

We are not aware of, nor have we received any claims from third parties for, any violations or infringements of intellectual property rights of third parties by us as of the date of Antelope Enterprises’ 2020 annual report. Nevertheless, there can be no assurance that as we develop new product designs and production methods, we would not inadvertently infringe the intellectual property rights of others or others would not assert infringement claims against us or claim that we have infringed their intellectual property rights. Claims against us, even if untrue or baseless, could result in significant costs, legal or otherwise, cause product shipment delays, require us to develop non-infringing products, enter into licensing agreements or may be a distraction to our management. Licensing agreements, if required, may not be available on terms acceptable to us or at all. In the event of a successful claim of intellectual property rights infringement against us and our failure or inability to develop non-infringing products or to license the infringed intellectual property rights in a timely or cost-effective basis, our business and/or financial results will be negatively impacted.

The PRC government has historically introduced certain policy and regulatory measures to control the rapid increase in housing prices and cool down the real estate construction market and has more recently adopted policies to stimulate the real estate sector, and the government in the future may refrain from supporting the sector or adopt measures in the future that may further adversely affect our business.

Our business depends on the level of business activity in the property development and construction industries that use our products in their operations in the PRC. Our products are sold to customers in the property development and construction industries. If the property and construction industries fall into a recession in the future, the demand for construction materials, such as ceramic tiles, may consequently decrease and have a significant adverse effect on our business. The PRC government has committed to taking steps to regulate real estate development, promote the healthy development of the real estate industry in China, and strengthen the supervision over land for real estate development purposes. For example, in his 2010 annual report to the National People’s Congress, as part of the 12th Five-Year Plan, Chinese Premier Wen Jiabao pledged to curb the rise of housing prices in certain cities to increase the availability of affordable housing. The PRC government has also enacted measures to cool down the real estate construction market and imposed lending curbs, higher mortgage rates, higher down payments, a price cap on new developments and restrictions on the number of homes each family can buy. This offered some incentive for property developers to develop new residential housing due to continued uncertainty, resulting in the recent slowing construction sector. The PRC government has also adopted an array of policies to stimulate the real estate sector which includes cutting benchmark interest rates five times in 2015, a lowering of the reserve requirement ratio for banks, lower first home down payment ratios and a cut in the minimum capital ratio for fixed asset investments which would help property developers. Although the Central Government’s measures have helped to sustain the real estate sector from time to time, there has been a substantial slowdown in construction activity, and it is not clear if supportive monetary and regulatory policies will continue in the future. We also cannot be certain that the PRC government will not issue additional and more stringent regulations or measures or that agencies and banks will not adopt restrictive measures or practices in response to PRC governmental policies and regulations, which could negatively affect the industries we serve in the PRC, and thereby harm our sales.

12

Our manufacturing activities are dependent upon availability of skilled and unskilled labor, a deficiency of which could result in a reduction in profits.

Our manufacturing activities are labor intensive and dependent on the availability of skilled and unskilled labor in large numbers. Large labor intensive operations call for good monitoring and maintenance of cordial relations. Non-availability of labor, poor labor management and/or any disputes between the labor and management may result in a reduction in profits. Further, we rely on contractors who engage on-site laborers for performance of many of our unskilled operations. The scarcity or unavailability of contract laborers may affect our operations and financial performance.

We face increasing labor costs and other costs of production in the PRC, which could limit our profitability.

The ceramic tile manufacturing industry is labor intensive. Labor costs in China have been increasing in recent years and our labor costs in the PRC could continue to increase in the future. If labor costs in the PRC continue to increase, our production costs will likely increase which may in turn affect the selling prices of our products. We may not be able to pass on these increased costs to consumers by increasing the selling prices of our products in light of competitive pressure in the markets where we operate. In such circumstances, our profit margin may decrease.

Violation of Foreign Corrupt Practices Act or China anti-corruption law could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States public companies from bribing or making prohibited payments to foreign officials to obtain or retain business. PRC law also strictly prohibits bribery of government officials. While we take precautions to educate our employees about the Foreign Corrupt Practices Act and Chinese anti-corruption law, there can be no assurance that we or the employees or agents of our subsidiaries will not engage in such conduct, for which we may be held responsible. If that were to occur, we could suffer penalties that may have a material adverse effect on our business, financial condition and results of operations.

Our independent registered public accounting firm’s audit documentation related to their audit reports included in the Antelope Enterprises’ annual reports may be located in the People’s Republic of China. The Public Company Accounting Oversight Board currently cannot inspect audit documentation located in China and, as such, you may be deprived of the benefits of such inspection.

Auditors of companies whose shares are registered with the U.S. Securities and Exchange Commission and traded publicly in the United States, including our independent registered public accounting firm, must be registered with the U.S. Public Company Accounting Oversight Board (the “PCAOB”) and are required by the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards applicable to auditors. Because we have substantial operations within the PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, our auditor is not currently inspected by the PCAOB. In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the China Securities Regulatory Commission, or CSRC, and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB, the CSRC or the Ministry of Finance in the United States and the PRC, respectively. The PCAOB continues to be in discussions with the CSRC and the Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with the PCAOB and audit Chinese companies that trade on U.S. exchanges. This lack of PCAOB inspections in China prevents the PCAOB from regularly evaluating audits and quality control procedures of any auditors operating in China, including our auditor. As a result, investors may be deprived of the benefits of PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

13

Proceedings instituted by the SEC against certain PRC-based accounting firms could result in financial statements being determined to not be in compliance with the requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

On December 3, 2012, the SEC issued an order instituting administrative proceedings against five of the largest global public accounting firms relating to work performed in the PRC and such firms’ failure to provide audit work papers to the SEC in this regard. Our independent registered public accounting firm is not one of the accounting firms referenced in the order. On January 22, 2014, an initial administrative law decision was issued, censuring the five accounting firms and suspending four of the five firms from practicing before the SEC for a period of six months. On February 12, 2014, four of these PRC-based accounting firms appealed to the SEC against this decision. In February 2015, each of the four PRC-based accounting firms agreed to a censure and to pay a fine to the SEC to settle the dispute and avoid suspension of their ability to practice before the SEC. The settlement requires the firms to follow detailed procedures to seek to provide the SEC with access to Chinese firms’ audit documents via the CSRC. If the firms do not follow these procedures, the SEC could impose penalties such as suspensions, or it could restart the administrative proceedings. In the event that the SEC restarts the administrative proceedings, depending upon the final outcome, listed companies in the United States with major PRC operations may find it difficult or impossible to retain auditors in respect of their operations in the PRC, which could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act, including possible delisting. Moreover, any negative news about the proceedings against these audit firms may cause investor uncertainty regarding China-based, United States-listed companies and the market price of our shares may be adversely affected. If our independent registered public accounting firm was denied, temporarily, the ability to practice before the SEC and we were unable to timely find another registered public accounting firm to audit and issue an opinion on our financial statements, our financial statements could be determined to not be in compliance with the requirements of the Exchange Act.

Risks Related To The Offering

Our shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditor, which is located in Hong Kong, and the delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act was enacted on December 18, 2020. The HFCA Act states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over the counter trading market in the United States. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. Such amendments require certain SEC registrants to submit documentation and make disclosures required under the HFCAA. In addition, the final amendments also establish procedures that the SEC follows in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCAA. The final amendments became effective on January 10, 2022. Our financial statements contained in the annual report on Form 20-F for the year ended December 31, 2021 have been audited by Centurion ZD CPA & Co., an independent registered public accounting firm that is headquartered in Hong Kong. Centurion ZD CPA & Co., is a firm registered with the PCAOB, and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. However, because our auditor is based in Hong Kong, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval, our auditor and its audit work are not currently able to be inspected independently and fully by the PCAOB. The PCAOB announced on December 16, 2021 that it had issued its report notifying the SEC of its determination that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. With respect to our Company, the PCAOB reported that it was unable to inspect or investigate our auditor, Centurion ZD CPA & Co., which audited the Company’s financial statements included in our Annual Report on Form 20-F for year ended December 31, 2021 and which is located in Hong Kong. On May 9, 2022, the SEC provisionally identified the Company as a Commission-Identified Issuer on the SEC’s website at www.sec.gov/HFCAA That provisional identification became final on May 31, 2022.

14

The Company understands that if the SEC makes the same determination in 2023 and 2024 due to the PCAOB’s continued inability to inspect or investigate completely the Company’s independent auditor, the SEC could prohibit trading of the shares of common stock of the company on the NASDAQ Capital Market, any other U.S. securities exchange, and in the over-the-counter market as early as 2024; and as a result an Nasdaq may determine to delist our shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holdings Foreign Companies Accountable Act which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, thus reducing the time before our securities may be prohibited from trading or delisted to as early as 2023. Such a trading prohibition and delisting would substantially impair, if not preclude your ability to sell or purchase our securities, and the risks and uncertainties associated with a potential trading prohibition could have a negative impact on the price of our shares of Common Stock in the near term. Further, new laws and regulations or changes in laws and regulations could affect our ability to continue to have our securities listed on Nasdaq, which could materially impair the market for, and market price of, our securities. The Company has begun the process of interviewing independent public accounting firms that are registered with the PCAOB and that are subject to PCAOB inspection to replace Centurion ZD CPA & Co., with a view to engaging such a firm to audit its financial statements for the year ending December 31, 2023, and the Company thereby expects to regain compliance with the HFCAA.

Risks Related to Doing Business in China

The approval of the CSRC, and other compliance procedures may be required in connection with any offering we may make and, if required, we cannot predict whether we will be able to obtain such approval.

Antelope Enterprise, our ultimate British Virgin Islands holding company, does not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in China and other countries and regions. As of the date of this prospectus, (i) our business operations are carried out inside China; and (ii) we do not maintain any variable interest entity structure or operate any data center in China. We may still be subject to PRC laws relating to, among others, data security and restrictions over foreign investments due to the complexity of the regulatory regime in China, and the recent statements and regulatory actions by the PRC government relating to data security may affect our business operations in China or even our ability to offer securities in the United States. Neither we nor any of our subsidiaries has obtained the approval from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) for any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement, and we do not intend to obtain the approval from either the CSRC in connection with any such offering, since we do not believe, based upon advice of our PRC counsel, Allbright Law Offices, that such approval is required under these circumstances or for the time being. There can be no assurance however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. The approval of the CSRC, and other compliance procedures may be required in connection with any offering we or the selling shareholders may make and, if required, we cannot predict whether we will be able to obtain such approval.

We rely on offerings of our securities in the United States capital markets to fund our working capital needs. In the future, the approval of the Chinese Government may be required in order for us to offer our securities in the United States. We cannot predict whether we will be able to obtain such approval. Our failure to obtain or maintain any requisite approvals would have a material adverse effect on our ability to continue as a going concern, and could result in a loss of your entire investment.

15

Pursuant to prevailing Chinese laws and regulations, currently we believe that we are not required to obtain any approvals to offer securities to investors outside of China and we have never received any notice informing us that we are required to obtain such approvals in China. Although we are not obligated to obtain any Chinese governmental approvals with respect to offering securities in the United States under prevailing laws and regulations, we cannot predict whether we will be required to obtain approvals relating to the offering securities to investors outside of China or whether we will be able to obtain such approvals in the future. Recently, on July 6, 2021, the General Office of the CPC Central Committee and the General Office of the State Council promulgated Opinions on Lawfully and Severely Combating Illegal Securities Activities (the “Opinions”). The Opinions emphasize and require the strengthening of the supervision by the Chinese government of securities issued by entities operating in China (so-called China concept stocks) and listed on a securities exchange outside of China, which means Chinese government will take aggressive measures to address the risks relating to China concept stocks and to promote the construction of the relevant regulatory systems. Moreover, in particular, the Chinese government is preparing to amend the Special Provisions of the State Council on Offering and Listing abroad by Companies limited by Shares (the “Special Provisions”) that became effective on August 4, 1994. The Special Provisions stipulate that those China-based companies planning to offer securities and to be listed on a securities exchange outside of China must obtain approval from the Securities Committee of the State Council. However, the Special Provisions exclude non-China companies with business operations in China. In light of ongoing trend in the Chinese government to increase the regulation of China-based companies that have been listed or seek to be listed in capital markets outside of China, we may be required to obtain approvals before offering securities to investors outside of China in the future. We cannot predict whether we will be able to obtain such approval with respect to offerings of securities in the United States. We rely on offerings of our securities in the United States capital markets to fund our working capital needs. Our failure to obtain or maintain any requisite approvals would have a material adverse effect on our ability to continue as a going concern, and could result in a loss of your entire investment.

Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirement, expose us to government interference, or otherwise restrict our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business and the value of our securities.

In light of the recent statements by the Chinese government indicating its intention to exert more oversight and control over overseas offerings of China-based companies and the proposed CAC review for certain data processing operators in China, we may adjust our business operations in the future, to comply with PRC laws regulating our industry and our business operations. However, such efforts may not be completed in a liability-free manner or at all. We cannot guarantee that we will not be subject to PRC regulatory inspection and/or review relating to cybersecurity, especially when there remains significant uncertainty as to the scope and manner of the regulatory enforcement. If we become subject to regulatory inspection and/or review by the CAC or other PRC authorities, or are required by them to take any specific actions, it could cause suspension or termination of the future offering of our securities, disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources. We may also be subject to fines or other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

We may be subject to PRC laws relating to, among others, data security and restrictions over foreign investments in value-added telecommunications services and other industry sectors set out in the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2020 Edition). Specifically, we may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These PRC laws apply not only to third-party transactions, but also to transfers of information between us and our wholly foreign-owned enterprises in China, and other parties with which we have commercial relations. These PRC laws and their interpretations and enforcement continue to develop and are subject to change, and the PRC government may adopt other rules and restrictions in the future.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, and the government-led cybersecurity reviews of certain companies with variable-interest entity (“VIE”) structure, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (the “CAC”). The PRC Cybersecurity Law also establishes more stringent requirements applicable to operators of computer networks, especially to operators of networks which involve critical information infrastructure. The PRC Cybersecurity Law contains an overarching framework for regulating Internet security, protection of private and sensitive information, and safeguards for national cyberspace security and provisions for the continued government regulation of the Internet and content available in China. The PRC Cybersecurity Law emphasizes requirements for network products, services, operations and information security, as well as monitoring, early detection, emergency response and reporting. Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear.

16

On July 10, 2021, the CAC publicly issued the Cybersecurity Review Measures (the “Draft Measures”) for public comments until July 25, 2021. According to the Draft Measures, the scope of cybersecurity reviews is extended to data processing operators engaging in data processing activities that affect or may affect national security. The Draft Measures further requires that any operator applying for listing on a foreign exchange must go through cybersecurity review if it possesses personal information of more than one million users. According to the Draft Measures, a cybersecurity review assesses potential national security risk that may be brought about by any procurement, data processing, or overseas listing. The review focuses on several factors, including, among others, (1) the risk of theft, leakage, corruption, illegal use or export of any core or important data, or a large amount of personal information, and (2) the risk of any critical information infrastructure, core or important data, or a large amount of personal information being affected, controlled or maliciously exploited by a foreign government after a company is listed overseas. While the Draft Measures have been released for consultation purposes, there is still uncertainty regarding the final content of the Draft Measures, its adoption timeline or effective date, its final interpretation and implementation, and other aspects.

Furthermore, the Standing Committee of the National People’s Congress passed the Personal Information Protection Law of the PRC (“PIPL”), which will become effective from November 1, 2021, and requires general network operators to obtain a personal information protection certification issued by recognized institutions in accordance with the CAC regulation before such information can be transferred out of China.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement requesting additional disclosures from offshore issuers with China-based operating companies before their registration statements will be declared effective, including detailed disclosure related to VIE structures and whether the VIE and the issuer, when applicable, received or were denied permission from the PRC authorities to list on U.S. exchanges and the risks that such approval could be denied or rescinded.

On August 1, 2021, the CSRC stated that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that the securities regulators in both countries should strengthen communications on regulating China-related issuers. Our PRC legal counsel, All Bright Law Offices, has advised us that, in light of our business operations, we should not be required to undergo the CAC review for any offering that we or the selling shareholders may make. However, if the enacted version of the Draft Measures mandates clearance of cybersecurity review and other specific actions to be completed by companies aiming to offer securities outside China, we cannot assure you that the PRC regulatory authorities will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance, or that if we are required to obtain such clearance, such clearance can be timely obtained, or at all. If we become subject to cybersecurity inspection and/or review by the CAC or other PRC authorities or are required by them to take any specific actions, it could cause suspension or termination of the future offering of our securities, including offerings under this registration statement, disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources. We may also be subject to significant fines or other penalties, which could materially and adversely affect our business, financial condition and results of operations. Furthermore, in the event that Antelope Chengdu and Antelope Futures become operators of critical information infrastructure in the future they (and Antelope Enterprise) may be subjected to the above-described regulation.

17

The PRC government has significant influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, change relevant industry landscape or otherwise cause significant changes to our business operations in China, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or be worthless.

Our operations are located entirely within China. The PRC government has significant influence over the China-based operations of any company by allocating resources, providing preferential treatment to particular industries or companies, or imposing industry-wide policies on certain industries. The PRC government may also amend or enforce existing rules and regulation, or adopt ones, which could materially increase our compliance cost, change the relevant industry landscape, or cause significant changes to our business operations in China. In addition, the PRC regulatory system is based in part on government policies and internal guidance, some of which are not published on a timely basis, or at all, and some of which may even have a retroactive effect. We may not be aware of all non-compliance incidents at all times, and we may face regulatory investigation, fines and other penalties as a consequence. As a result of the changes in the industrial policies of the PRC government, including the amendment to and/or enforcement of the related laws and regulations, companies with China-based operations, including us, and the industries in which we operate, face significant compliance and operational risks and uncertainties. For example, on July 24, 2021, Chinese state media, including Xinhua News Agency and China Central Television, announced a broad set of reforms targeting private education companies providing after-school tutoring services and prohibiting foreign investments in institutions providing such after-school tutoring services. As a result, the market value of certain U.S. listed companies with China-based operations in the affected sectors declined substantially. As of the date of this prospectus, we are not aware of any similar regulations that may be adopted to significantly curtail our business operations in China. However, if such other adverse regulations or policies are adopted in China, our operations in China will be materially and adversely affected, which may significantly disrupt our operations and adversely affect our business.

18

We may be subject to anti-monopoly concerns as a result of our doing business in China.

Article 3 of Anti-Monopoly Law of the People’s Republic of China (the “Anti-Monopoly Law”) prohibits “monopolistic practices,” which include: a) the conclusion of monopoly agreements between operators; b) the abuse of dominant market position by operators; and c) concentration of undertakings which has or may have the effect of eliminating or restricting market competition. Also, according to Article 19 of the Anti-Monopoly Law, the operator(s) will be assumed to have a dominant market position if it has following situation: a) an operator has 50% or higher market share in a relevant market; b) two operators have 66% or higher market share in a relevant market; or c) three operators have 75% or higher market share in a relevant market. We believe none of our subsidiaries in China has engaged in any monopolistic practices in China, and that recent statements and regulatory actions by the Chinese government do not impact our ability to conduct business, accept foreign investments, or list on an U.S. or other foreign stock exchange. However, there can be no assurance that regulators in China will not promulgate new laws and regulations or adopt new series of regulatory actions which may require our Chinese subsidiaries to meet new requirements on the issues mentioned above.

Rules and regulations in China can change quickly with little advance notice, creating substantial uncertainty. Changes in the PRC legal system may adversely affect our business and operation.

Our major business operations are conducted in the PRC and therefore regulated by the laws and regulations of the PRC. The PRC legal system is based on the written statutes and involves a unified, multilevel legislative system. The National People’s Congress (the “NPC”) and its Standing Committee exercise the state power to make laws. The NPC enacts and amends basic laws pertaining to criminal offences, civil affairs, state organs and other matters. The Standing Committee enacts and amends all laws except for basic laws that should be enacted by the NPC. When the NPC is not in session, its Standing Committee may partially supplement and revise laws enacted by the NPC, provided that the changes do not contravene the laws’ basic principles. Generally, the PRC laws will go through specific legislative procedures before being promulgated. The legislative authority may propose a bill and then the bill shall be deliberated three times before being voted. However, administrative regulations are formulated by the State Council which reports them to the NPC. The administration regulations are often promulgated with little advance notice, which results in a lack of predictability, and substantial uncertainty. Moreover, the uncertainties may fundamentally impact the development of one or more specific industries and in extreme cases result in the termination of certain businesses. For example, the Opinions on Further Easing the Burden of Excessive Homework and After-School Tutoring for Students Undergoing Compulsory Education, known as “double reduction” education policy, was promulgated by General Office of the CPC Central Committee and General Office of the State Council on July 24, 2021. The “double reduction” education policy comes into effective immediately and has posed a significant impact on the education and training industries, as well as those China-based companies listed in the United States. The resulting unpredictable could materially and adversely affects the market value and the operation of the businesses affected.

Furthermore, the PRC administrative authorities and courts have the power to interpret and implement or enforce statutory rules and contractual terms at their reasonable discretion which makes the business environment much more complicated and unpredictable. It is difficult to predict the outcome of the administrative and court proceedings. The uncertainties may affect our assessments of the relevance of legal requirements, and our business decisions. Such uncertainties may result in substantial operating expenses and costs. Should there were any investigations, arbitrations or litigation with respect to our alleged non-compliance with statutory rules and contractual terms, the management team could be distracted from our primary business considerations, and therefore such a circumstance could materially and adversely affect our business and results of operations. We cannot predict future developments relating to the laws, regulations and rules in the PRC. We may be required to procure additional permits, authorizations and approvals for our operations, which we may not be able to obtain. Our failure to obtain such permits, authorizations and approvals may materially and adversely affect our business, financial condition and the results of operations.

We are dependent on political, economic, regulatory and social conditions in the PRC.

Approximately 100%, 100% and 99.7% of our revenue in each of the last three fiscal years was derived from the PRC market and we anticipate that the PRC market will continue to be the major source of revenue for the foreseeable future. Accordingly, any significant slowdown in the PRC economy or decline in demand for our products from our customers in the PRC will have an adverse effect on our business and financial performance. Furthermore, as our operations and production facilities are located in the PRC, any unfavorable changes in the social and/or political conditions may also adversely affect our business and operations. While the current policy of the PRC government seems to be one of economic reform to encourage foreign investments and greater economic decentralization, there is no assurance that such a policy will continue to prevail in the future. There is no assurance that our operations will not be adversely affected should there be any policy changes.

19

We are subject to risks related to the laws and regulations of the PRC and the interpretation and implementation thereof.

Our business and operations, as well as those of our customers and suppliers in the PRC, are subject to the laws and regulations promulgated by relevant PRC governmental authorities. The PRC government is still in the process of developing a comprehensive set of laws and regulations in the course of the PRC’s transformation from a centrally planned economy to a market-oriented economy. As the legal system in the PRC is still in flux, laws and regulations or their interpretation may be subject to change. Furthermore, any change in the political and economic policy of the PRC government may also result in similar changes in the laws and regulations or the interpretation thereof. Such changes may adversely affect our operations and business in the PRC. The PRC legal system is a codified legal system comprising written laws, regulations, circulars, administrative directives, and internal guidelines as well as judicial interpretations. Decided cases do not form part of the legal structure of the PRC and thus have no binding effect. As such, the administration of PRC laws and regulations may be subject to a certain degree of discretion by the authorities. This has resulted in the outcome of dispute resolutions not having the level of consistency or predictability as in other countries with more developed legal systems. Due to such inconsistency and unpredictability, if we should be involved in any legal dispute in the PRC, we may experience difficulties in obtaining legal redress or in enforcing our legal rights. From time to time, changes in law, registration requirements, and regulations or the implementation thereof may also require us to obtain additional approvals and licenses from the PRC authorities for carrying out our operations in the PRC which would require us to incur additional expenses in order to comply with such requirements and in turn affect our financial performance with the increase in our business costs. Furthermore, there can be no assurance that approvals, registrations, or licenses will be granted to us promptly or at all. If we experience delays in obtaining or are unable to obtain such required approvals, registrations, or licenses, our operations and business in the PRC, and hence our overall financial performance will be adversely affected.

Our business activities are subject to certain PRC laws and regulations.

As our production and operations are carried out in the PRC, we are subject to certain PRC laws and regulations. In addition, being wholly foreign-owned enterprises, we are required to comply with certain additional laws and regulations. Pursuant to PRC laws and regulations, the breach or non-compliance with such laws and regulations may result in the PRC authorities suspending, withdrawing or terminating our business license, causing us to cease production of all or certain of our products, and this would materially and adversely affect our business and financial performance. Our corporate affairs in the PRC are governed by our articles of association and the corporate and foreign investment laws and regulations of the PRC. The principles of the PRC laws relating to matters such as the fiduciary duties of directors and other corporate governance matters and foreign investment laws in the PRC are relatively new. Hence, the enforcement of investors or shareholders’ rights under the articles of association of a PRC company and the interpretation of the relevant laws relating to corporate governance matters remain largely untested in the PRC.

20

PRC foreign exchange control may limit our ability to utilize our profits effectively and affect our ability to receive dividends and other payments from our PRC subsidiaries.

Hengda is a foreign investment enterprise, or “FIE,” and is subject to the rules and regulations in the PRC on currency conversion. In the PRC, State Administration of Foreign Exchange, or SAFE, regulates the conversion of the RMB into foreign currencies. Currently, FIEs are required to apply to SAFE for “Foreign Exchange Registration Certificates for Foreign Investment Enterprise”. With such registration certifications (which need to be renewed annually), FIEs are allowed to open foreign currency accounts including the “current account” and “capital account”. Currently, conversion of currency within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE. On October 21, 2005, SAFE promulgated the “Notice on Issues concerning Foreign Exchange Management in Financing by PRC Residents by Overseas Special Purpose Vehicle and Return Investments” (the “No. 75 Notice”). The No. 75 Notice came into effect on November 1, 2005 and requires the following matters, among others, to be complied with: every PRC domestic resident who establishes or controls an overseas special purpose vehicle, or “SPV,” must apply to the local bureau of SAFE for an “overseas investment foreign exchange registration.” Every PRC domestic resident of an SPV who has completed the “overseas investment foreign exchange registration”, or “Registrant,” must make an application to the local bureau of SAFE to amend their registration particulars upon (i) the injection of any PRC domestic assets or the equity interests of any PRC domestic company owned by the PRC domestic resident into the SPV, and (ii) the implementation of any overseas equity fund-raising by the SPV following an injection of PRC domestic assets or the equity interests of a PRC domestic company; every Registrant must apply to the local bureau of SAFE for change of registration particulars or recordation within 30 days after the occurrence of any capital increase or reduction, changes in shareholdings or share swap, merger, long-term investment in equities or debentures, guarantee of foreign indebtedness and other major capital changes not involving “return investment”, undertaken by an SPV; and every Registrant must repatriate, within 180 days, dividends or profits which he receives from an SPV and/or income derived from changes in the shareholding of an SPV. On July 14, 2014, China’s State Administration of Foreign Exchange (SAFE), the foreign exchange control authority, released the Notice of the State Administration of Foreign Exchange on Relevant Issues Concerning Foreign Exchange Administration for Overseas Investment, Financing and Round Trip Investment Undertaken by Domestic Residents via Special Purpose Vehicles (Notice 37). The new regulation took effect July 4, 2014. At that time, the old regulation, “Notice on Issues concerning Foreign Exchange Management in Financing by PRC Residents by Overseas Special Purpose Vehicle and Return Investments” (the “No. 75 Notice”), which was issued in 2005, was repealed. Compared with Circular 75, Circular 37 reflects the trend of SAFE’s policy to gradually loosen the restrictions and simplify the procedures for overseas financing and investment by Chinese residents, so as to fully utilize the financial resources in domestic and overseas markets. However, as Circular 37 has only recently been issued, the actual interpretation and enforcement of the above changes by SAFE in practice remain to be seen. There can be no assurance that SAFE will not continue to issue new rules and regulations and/or further interpretations of the No. 37 Notice that will strengthen the foreign exchange control. As we are located in the PRC and all of our sales are denominated in RMB, our ability to pay dividends or make other distributions may be restricted by PRC foreign exchange control restrictions. There can be no assurance that the relevant regulations will not be amended to our detriment and that our ability to distribute dividends will not be adversely affected.

Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.

The PRC legal system is based on the Constitution of the People’s Republic of China and is made up of written laws, regulations, circulars and directives. With the PRC’s entry into the WTO, the PRC government is in the process of developing its legal system so as to encourage foreign investments and to meet the needs of investors. As the PRC economy is developing at a generally faster rate than its legal system, some degree of uncertainty exists in connection with whether and how existing laws and regulations will apply to certain events or circumstances. Some of the laws and regulations, and the interpretation, implementation and enforcement thereof, are still at the experimental stage and therefore subject to policy changes. There is no assurance that the introduction of new laws or regulations, changes to existing laws and regulations and the interpretation or application thereof or the delays in obtaining approvals from the relevant PRC authorities will not have an adverse impact on our business or prospects. In particular, on August 8, 2006, the Ministry of Commerce, the China Securities Regulatory Commission, the State-owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange promulgated the “Rules on the Mergers and Acquisition of Domestic Enterprises by Foreign Investors” which came into effect on September 8, 2006, or “the M&A Rules.” Foreign investors should comply with the rules when they purchase shareholding equities of a PRC domestic non-foreign-funded enterprise, or Domestic Company, or subscribe to the increased capital of a Domestic Company, and thus changing the nature of the Domestic Company into a foreign investment enterprise. The rules stipulate, inter alia, (i) that the acquisition of a Domestic Company by an affiliated foreign enterprise established or controlled by PRC entities or individuals must be approved by the Ministry of Commerce; (ii) that the incorporation of a special purpose vehicle, which is directly or indirectly controlled by PRC entities for the purpose of an overseas listing of the equity interest of a Domestic Company, must be subject to the approval of the Ministry of Commerce; (iii) that the acquisition of a Domestic Company by a special purpose vehicle shall be subject to approval of the Ministry of Commerce and (iv) the offshore listing of a special purpose vehicle shall be subject to the prior approval from China Securities Regulatory Commission. As Hengda was incorporated as a FIE and Antelope Enterprises does not fall within the scope of being classified as a special purpose vehicle directly or indirectly established or controlled by PRC entities or individuals, the M&A Rules did not apply to the Business Combination, and we were not required to obtain the approval from the Ministry of Commerce, the approval from the China Securities Regulatory Commission and/or any other approvals from PRC government authorities as stipulated by the M&A Rules. There is however no assurance that the PRC authorities will not issue further directives, regulations, clarifications or implementation rules, which may require us or other relevant parties to obtain further approvals with respect to the Business Combination. If new laws are promulgated or the existing laws are reinterpreted, our structure could be determined to be in violation of such laws and subject to sanction by applicable government authorities.

21

Environmental, health and safety laws have in the past and may in the future impose material liabilities on us and require us to incur material capital and operational costs.

We are subject to environmental, health and safety laws and regulations in the PRC that impose controls on our air, water and waste discharges, on our storage, handling, use, discharge and disposal of chemicals, and on exposure of our employees to hazardous substances. These laws and regulations could require us to incur costs to maintain compliance and could impose liability to remedy the effects of hazardous substance contamination. Although we do not believe that we have violated any of such laws and regulations and therefore have not incurred any significant liabilities under these laws and regulations in the past, the environmental laws and regulations are constantly evolving and becoming stricter in the PRC. The adoption of new laws or regulations or our failure to comply with these laws or regulations in the future could cause us to incur material liabilities and could require us to incur additional expenses, curtail operations and/or restrict our ability to expand. Hengdali is currently in the process of applying for a Pollutant Discharge Permit, and the environmental protection agency in Gaoan has accepted Hengdali’s application. If the Pollutant Discharge Permit is not issued and Hengdali discharges pollutants, Hengdali may be warned, ordered to stop discharging pollutants, and/or fined by the environmental protection agency. During 2014, our Hengda facility was required by the local governmental entity to begin using natural gas to operate the facility, as opposed to coal. This mandated change in fuel source is part of a province-wide (and country-wide) effort to reduce pollution. This change resulted in our incurring a one-time charge of approximately RMB5.6 million ($0.9 million) in December 2013, and will increase our cost of goods produced at that facility because natural gas is a more expensive energy source than coal. There is no assurance that in the future our other production facilities will not be required to make similar modifications which could have similar adverse effects on our operations.

Our business will suffer if we lose our land use rights.

There is no private ownership of land in China and all land ownership is held by the government of China, its agencies, and collectives. In the case of land used for business purposes, land use rights can be obtained from the government for a period up to 50 years, and are typically renewable. Land use rights can be granted upon approval by the land administrative authorities of China (State Land Administration Bureau) upon payment of the required land granting fee, the entry into a land use agreement with a competent governmental authority and certain other ministerial procedures. We have received land use certificates for certain parcels of land on which our operations reside, but we may not have followed all procedures required to obtain such certificates or paid all required fees. If the Chinese administrative authorities determine that we have not fully complied with all procedures and requirements needed to hold a land use certificate, we may be forced by the Chinese administrative authorities to retroactively comply with such procedures and requirements, which may be burdensome and require us to make payments, or such Chinese administrative authorities may invalidate or revoke our land use certificate entirely. If the land use right certificates needed for our operations are determined by the government of China to be invalid or if they are not renewed, we may lose production facilities or employee accommodations that would be difficult or even impossible to replace. Should we have to relocate, our workforce may be unable or unwilling to work in the new location and our business operations will be disrupted during the relocation. The relocation or loss of facilities could cause us to lose sales and/or increase our costs of production, which would negatively impact our financial results.

We own certain buildings collectively, which may limit our right to use, renovate or dispose of such buildings.

Together with three other companies, we collectively own several buildings located at the Junbing Industrial Zone in Jinjiang City with a total construction area of 29,120.83 square meters. As a result, our right to use, renovate and dispose of such buildings may be limited.

22

Our business will suffer if we fail to comply with environmental protection regulations

Companies which cause severe pollution to the environment are required to restore the environment or remedy the effects of the pollution within a prescribed time limit. If a company fails to report and/or register the environmental pollution it caused, it will receive a warning or be penalized. Companies that fail to restore the environment or remedy the effects of the pollution within the prescribed time will be penalized or have their business licenses terminated. Companies that have polluted and endangered the environment must bear the responsibility for remedying the danger and effects of the pollution, as well as to compensate any losses or damages suffered as a result of such environmental pollution. Our Hengda facility obtained a Temporary Pollutant Discharge Permit (No.350582-2014-000260) granted by Jinjiang City Environmental Protection Bureau that will expire on May 1, 2016. Hengdali is currently in the process of applying for a Pollutant Discharge Permit, and the environmental protection agency in Gaoan has accepted Hengdali’s application. If the Pollutant Discharge Permit is not issued and Hengdali discharges pollutants, Hengdali may be warned, ordered to stop discharging pollutants, and/or fined by the environmental protection agency. If Hengdali’s application is denied, or if the Hengdali facility is ordered to stop discharging pollutants or is fined, that could have a material adverse effect on our results of operations and financial condition.

Our corporate structure together with applicable law impede shareholders from asserting claims against us and our principals.

All of our operations and records, and all of our senior management are located in the People’s Republic of China. Shareholders of companies such as ours have limited ability to assert and collect on claims in litigation against such companies and their principals. In addition, China has very restrictive secrecy laws that prohibit the delivery of many of the financial records maintained by a business located in China to third parties absent Chinese government approval. Since discovery is an important part of proving a claim in litigation, and since most if not all of our records are in China, Chinese secrecy laws could frustrate efforts to prove a claim against us or our management. In order to commence litigation in the United States against an individual such as an officer or director, that individual must be served. Generally, service requires the cooperation of the country in which a defendant resides. China has a history of failing to cooperate in efforts to affect such service upon Chinese citizens in China.

If we become directly subject to the recent scrutiny involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, stock price and reputation and could result in a complete loss of your investment in us.

In recent years, U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Although a portion of this scrutiny seems to have abated, this scrutiny has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S. listed China-based companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations. If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend our company. Such investigations or allegations will be costly and time-consuming and distract our management from our business plan and could result in our reputation being harmed and our stock price could decline as a result of such allegations, regardless of the truthfulness of the allegations.

Risks to Antelope Enterprises’ Shareholders

The price of our shares could be volatile and could decline at a time when you want to sell your holdings.

The price of our shares has been and may continue to be volatile, and that volatility may continue for an extended period of time.

23

There is a risk that Antelope Enterprises could be treated as a U.S. domestic corporation for U.S. federal income tax purposes after the Redomestication and the Business Combination, which, among other things, could result in significantly greater U.S. federal income tax liability to Antelope Enterprises.

Section 7874(b) of the Internal Revenue Code of 1986, as amended (the “Code”) generally provides that a corporation organized outside the United States that acquires, directly or indirectly, pursuant to a plan or series of related transactions substantially all of the assets of a corporation organized in the United States will be treated as a domestic corporation for U.S. federal income tax purposes if shareholders of the acquired corporation, by reason of owning shares of the acquired corporation, own at least 80% (of either the voting power or the value) of the stock of the acquiring corporation after the acquisition. Under regulations promulgated under Section 7874, a warrant holder of either the acquired corporation or the acquiring corporation generally is treated for this purpose as owning stock of the acquired corporation or the acquiring corporation, as the case may be, with a value equal to the excess of the value of the shares underlying the warrant over the exercise price of the warrant. If Section 7874(b) were to have applied to the Redomestication, then, among other things, Antelope Enterprises, as the surviving entity, would have been subject to U.S. federal income tax on its worldwide taxable income following the Redomestication and the Business Combination as if Antelope Enterprises were a domestic corporation. Although Section 7874(b) should not have applied to treat Antelope Enterprises as a domestic corporation for U.S. federal income tax purposes, due to the absence of full guidance on how the rules of Section 7874(b) applied to the transactions completed pursuant to the Redomestication and Business Combination, this result is not entirely free from doubt. Shareholders are urged to consult their own tax advisors on this issue. See the discussion in the section entitled “Taxation — United States Federal Income Taxation — Tax Treatment of Antelope Enterprises After the Redomestication and the Business Combination.” The balance of this discussion assumes that Antelope Enterprises has been and will be treated as a foreign corporation for U.S. federal income tax purposes.

There is a risk that Antelope Enterprises will be classified as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. holders of its securities.

In general, Antelope Enterprises will be treated as a PFIC for any taxable year in which either (1) at least 75% of its gross income (including its pro rata share of the gross income of its 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of its assets (including its pro rata share of the assets of its 25% or more-owned corporate subsidiaries) produce, or are held for the production of, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets. If Antelope Enterprises is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section entitled “Taxation—United States Federal Income Taxation—General”) of its shares, the U.S. Holder may be subject to increased U.S. federal income tax liability upon a sale or other disposition of the shares of Antelope Enterprises or the receipt of certain excess distributions from Antelope Enterprises and may be subject to additional reporting requirements. Based on the composition (and estimated values) of the assets and the nature of the income of Antelope Enterprises and its subsidiaries during its 2015 taxable year, Antelope Enterprises does not believe that it would be treated as a PFIC for such year. However, because Antelope Enterprises has not performed a definitive analysis as to its PFIC status for its 2015 taxable year, there can be no assurance in respect to its PFIC status for such year. There also can be no assurance with respect to Antelope Enterprises’ status as a PFIC for its current (2016) taxable year or any future taxable year. U.S. Holders of the shares of Antelope Enterprises are urged to consult their own tax advisors regarding the possible application of the PFIC rules. See the discussion in the section entitled “Taxation—United States Federal Income Taxation—U.S. Holders—Passive Foreign Investment Company Rules.”

Under the EIT Law, Antelope Enterprises, Success Winner and/or Stand Best may be classified as a “resident enterprise” of the PRC. Such classification could result in PRC tax consequences to Antelope Enterprises, our non-PRC resident shareholders, Success Winner and/or Stand Best.

On March 16, 2007, the National People’s Congress approved and promulgated a new tax law, the PRC Enterprise Income Tax Law, or “EIT Law,” which took effect on January 1, 2008. Under the EIT Law, enterprises are classified as “resident enterprises” and non-resident enterprises. An enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define “de facto management bodies” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise; however, it remains unclear whether the PRC tax authorities would deem our managing body as being located within China. Due to the short history of the EIT Law and lack of applicable legal precedents, the PRC tax authorities determine the PRC tax resident treatment of a foreign (non-PRC) company on a case-by-case basis. If the PRC tax authorities determine that Antelope Enterprises, Success Winner and/or Stand Best is a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, Antelope Enterprises, Success Winner and/or Stand Best may be subject to the enterprise income tax at a rate of 25% on Antelope Enterprises’, Success Winner’s and/or Stand Best’s worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, under the EIT Law and its implementing rules, dividends paid between “qualified resident enterprises” are exempt from enterprise income tax. As a result, if Antelope Enterprises, Success Winner and Stand Best are each treated as “qualified resident enterprises,” all dividends from Hengda to Antelope Enterprises (through Success Winner and Stand Best) should be exempt from the PRC enterprise income tax.

24

If Stand Best were treated as a PRC “non-resident enterprise” under the EIT Law, then dividends that Stand Best receives from Hengda (assuming such dividends were considered sourced within the PRC) (i) may be subject to a 5% PRC withholding tax, provided that Stand Best owns more than 25% of the registered capital of Hengda continuously within 12 months immediately prior to obtaining such dividend from Hengda, and the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, or the “PRC-Hong Kong Tax Treaty,” were otherwise applicable, or (ii) if such treaty does not apply (i.e., because the PRC tax authorities may deem Stand Best to be a conduit not entitled to treaty benefits), may be subject to a 10% PRC withholding tax. Similarly, if Success Winner were treated as a “non-resident enterprise” under the EIT Law and Stand Best were treated as a “resident enterprise” under the EIT Law, then dividends Success Winner receives from Stand Best (assuming such dividends were considered sourced within the PRC) may be subject to a 10% PRC withholding tax. A similar situation may arise if Antelope Enterprises were treated as a “non-resident enterprise” under the EIT Law, and Success Winner were treated as a “resident enterprise” under the EIT Law. Any such taxes on dividends could materially reduce the amount of dividends, if any, we could pay to our shareholders. Finally, if Antelope Enterprises is determined to be a “resident enterprise” under the EIT Law, this could result in a situation in which a 10% PRC tax is imposed on dividends Antelope Enterprises pays to its shareholders that are not tax residents of the PRC, or “non-resident investors,” and that are enterprises but not individuals, and gains derived by them from transferring Antelope Enterprises’ shares, if such income is considered PRC-sourced income by the relevant PRC tax authorities. In such event, Antelope Enterprises may be required to withhold a 10% PRC tax on any dividends paid to such non-resident investors. Such non-resident investors also may be responsible for paying PRC tax at a rate of 10% on any gain derived by such investors from the sale or transfer of Antelope Enterprises’ shares in certain circumstances. Antelope Enterprises would not, however, have an obligation to withhold PRC tax with respect to such gain under the PRC tax laws. Also, if Antelope Enterprises is determined to be a “resident enterprise,” its nonresident investors who are individuals may also be subject to potential PRC individual income tax at a rate of 20% with respect to dividends received from Antelope Enterprises and/or gains derived by them from the sale or transfer of Antelope Enterprises’ shares. Moreover, the State Administration of Taxation, or “SAT,” released Circular Guoshuihan No. 698, or Circular 698, on December 10, 2009 that reinforces the taxation of certain equity transfers by non-resident investors through overseas holding vehicles. Circular 698 addresses indirect equity transfers as well as other issues. Circular 698 is retroactively effective from January 1, 2008. According to Circular 698, where a nonresident investor who indirectly holds an equity interest in a PRC resident enterprise through a non-PRC offshore holding company indirectly transfers an equity interest in the PRC resident enterprise by selling an equity interest in the offshore holding company, and the latter is located in a country or jurisdiction where the actual tax burden is less than 12.5% or where the offshore income of its residents is not taxable, the non-resident investor is required to provide the PRC tax authority in charge of that PRC resident enterprise with certain relevant information within 30 days of the execution of the equity transfer agreement. The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the PRC tax authorities will have the power to re-assess the nature of the equity transfer under the doctrine of substance over form. A reasonable commercial purpose may be established when the overall international (including U.S.) offshore structure is set up to comply with the requirements of supervising authorities of international (including U.S.) capital markets. If the SAT’s challenge of a transfer is successful, it may deny the existence of the offshore holding company that is used for tax planning purposes and subject the non-resident investor to PRC tax on the capital gain from such transfer. Since Circular 698 has a short history, there is uncertainty as to its application. We (or a nonresident investor) may become at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that we (or such non-resident investor) should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations (or such non-resident investor’s investment in us). In additional, the PRC resident enterprise may be required to provide necessary assistance to support the enforcement of Circular 698. On February 3, 2015, the State Administration of Tax issued a Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-tax Resident Enterprise, or Public Notice 7. Public Notice 7 has introduced a new tax regime that is significantly different from that under Circular 698. Public Notice 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Public Notice 7 provides clearer criteria the Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Public Notice 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may re-characterize such indirect transfer as a direct transfer of the equity interests in the PRC tax resident enterprise and other properties in China, As a result, gains derived from such indirect transfer may be subject on PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of up to 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if transferee fails to withhold the taxes and the transferor fails to pay the taxes.

25

We face uncertainties with respect to the reporting and consequences of private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises, or sale or purchase of shares in other non-PRC resident companies or other taxable assets by us. Our company and other non-resident enterprises in our group may be subject to filing obligations or being taxed if our company and other non-resident enterprises in our group are transferors in such transactions, and may be subject to withholding obligations if our company and other non-resident enterprises in our group are transferees in such transactions, under Circular 698 and Public Notice 7. For the transfer to shares in our company by investors that are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under Circular 698 and Public Notice 7. As a result, we may be required to expend valuable resources to comply with Circular 698 and Public Notice 7 to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company and other non-resident enterprises in our group should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations. The PRC tax authorities have the discretion under Circular 698 and Public Notice 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. If the PRC tax authorities make adjustments to the taxable income of the transactions under Circular 698 and Public Notice 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations. If any PRC tax applies to a non-resident investor, the non-resident investor may be entitled to a reduced rate of PRC tax under an applicable income tax treaty and/or a deduction for such PRC tax against such investor’s domestic taxable income or a foreign tax credit in respect of such PRC tax against such investor’s domestic income tax liability (subject to applicable conditions and limitations). Shareholders should consult with their own tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available deductions or foreign tax credits. For a further discussion of these issues, see the section herein captioned “Taxation—PRC Taxation.”

Fluctuations in exchange rates could adversely affect our business and the value of our shares.

The value of our shares will be indirectly affected by the foreign exchange rate between U.S. dollars and the Renminbi and between those currencies and other currencies in which our revenue may be denominated. Because all of our earnings and cash assets are denominated in Renminbi, fluctuations in the exchange rate between the U.S. dollar and the Renminbi will affect the relative purchasing power of these proceeds, as well as our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business, financial condition or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue after this offering that will be exchanged into U.S. dollars and earnings from, and the value of, any U.S. dollar-denominated investments we make in the future. Since July 2005, the Renminbi has not been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future the Chinese authorities may lift restrictions on fluctuations in the Renminbi exchange rate and lessen intervention in the foreign exchange market. On March 17, 2014, the People’s Bank of China announced that the RMB exchange rate flexibility increased to 2% in order to proceed further with reform of the RMB exchange rate regime. These could result in a further and more significant fluctuation in the RMB’s value against the U.S. Dollar. Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by Chinese exchange control regulations that restrict our ability to convert Renminbi into foreign currencies.

26

As the rights of shareholders under British Virgin Islands law differ from those under U.S. law, you may have fewer protections as a shareholder.

Our corporate affairs will be governed by our memorandum and articles of association, the BVI Business Companies Act, 2004 (as amended) (the “BVI Act”), and the common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are governed by the common law of the British Virgin Islands and by the BVI Act. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which is applied in the British Virgin Islands by virtue of the Common Law (Declaration of Application) Act. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of all of the above, holders of our shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company.

British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

27

The laws of the British Virgin Islands may provide comparatively limited protection for minority shareholders, so minority shareholders will have limited recourse if the shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the British Virgin Islands, there is limited statutory law for the protection of minority shareholders in the form of the provisions of the BVI Act dealing with shareholder remedies. The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company, i.e. the memorandum and articles of association as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for business companies is limited.

The market price for our shares has been and may continue to be volatile.

The market price for our shares has been and is likely to continue to be highly volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly operating results and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	changes in the economic performance or market valuations of companies specializing in the ceramics business in China;

●	announcements by us and our affiliates or our competitors of new products, acquisitions, strategic relationships, joint ventures or capital commitments;

●	addition or departure of our senior management and key personnel; and

●	fluctuations of exchange rates between the RMB and the U.S. dollar.

Volatility in the price of our shares may result in shareholder litigation that could in turn result in substantial costs and a diversion of our management’s attention and resources.

The financial markets in the United States and other countries have experienced significant price and volume fluctuations, and market prices have been and continue to be extremely volatile. Volatility in the price of our shares may be caused by factors outside of our control and may be unrelated or disproportionate to our results of operations. In the past, following periods of volatility in the market price of a public company’s securities, shareholders have frequently instituted securities class action litigation against that company. Litigation of this kind could result in substantial costs and a diversion of our management’s attention and resources.

Although we paid semi-annual dividends in July 2013, January 2014, July 2014 and January 2015, we did not pay a dividend after January 2015 and do not currently plan to pay a dividend in the near future. Therefore, shareholders will benefit from an investment in our shares only if those shares appreciate in value.

We paid dividends in July 2013, January 2014, July 2014 and January 2015. The declaration and payment of cash dividends is at the discretion of our board of directors and will depend on factors our board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our credit facilities, if any, and any other financing arrangements. We currently do not plan to pay a dividend in the near future. Therefore, the realization of a gain on shareholders’ investments will depend on the appreciation of the price of our shares, and there is no guarantee that our shares will appreciate in value.

28

We may not be able to pay any dividends on our shares in the future due to British Virgin Islands law.

Under British Virgin Islands law, we may only pay dividends to our shareholders if the value of our assets exceeds our liabilities and we are able to pay our debts as they become due. We cannot give any assurance that we will declare dividends of any amounts, at any rate or at all in the future. Future dividends, if any, will be at the discretion of our board of directors, and will depend upon our results of operations, cash flows, financial condition, payment to us of cash dividends by our subsidiaries, capital needs, future prospects and other factors that our directors may deem appropriate.

We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our shareholders.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the foreseeable future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more additional credit facilities. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, any prospectus supplement, and the documents we incorporate by reference contains forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, or the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, any prospectus supplement, and the documents we incorporate by reference may also contain forward-looking statements attributed to third parties relating to their estimates regarding the growth of our markets. All forward-looking statements address matters that involve risks and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, any prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, any prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

CASH TRANSFERS WITHIN OUR ORGANIZATION

During each of the fiscal years ended December 31, 2019, 2020 and 2021, as well as during the period from January 1, 2022 through May 31, 2022, the only transfer of assets among Antelope Enterprise and its subsidiaries have consisted of cash. During that same period, there have been no distributions, dividends or loans extended by any of our direct or indirectly held subsidiaries to Antelope Enterprises. During that same period Antelope Enterprise has not declared any dividends or made any distributions to its shareholders.

Antelope Enterprise routinely provides cash to its subsidiaries either by way of capital contribution or by way of loan.

Antelope Enterprise is a holding company incorporated in the British Virgin Islands, and we do not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in China. Antelope Enterprise relies on dividends paid by our Hong Kong and Chinese subsidiaries and capital raised from the sale of our securities to satisfy our cash needs. The payment of dividends to Antelope Enterprise by our Chinese subsidiaries is effected by means of dividends by those entities to their Hong Kong direct parent and a redividend by that Hong Kong entity to Antelope Enterprise. Such dividends are effected by resolution of the board of directors of each such entity (after provision for applicable tax obligations).

China is a foreign exchange administration country. Capital injections, cross-border trade and services transactions settled in foreign exchange, overseas financing and profit repatriations are subject to the foreign exchange administration regulations. The Authority dealing with foreign exchange in China is the State Administration of Foreign Exchange (SAFE) and its local branches. A Chinese subsidiary owned by a foreign company must apply for registration of foreign exchange with the SAFE after the issuance of a business license and obtain a foreign exchange registration certificate. When the Chinese subsidiaries apply to repatriate dividends to foreign shareholders, they must submit the application form to SAFE with the proof that such dividends have been subjected to all applicable tax withholding. A Chinese subsidiary can only distribute dividends out of its accumulated profits, which means that any accumulated losses must be more than offset by its profits in other years, including the current year.

29

The cash transfers within the organization during the above-referenced periods were as follows:

For The Period From January 1, 2022 through May 31, 2022
Company (Wire transfer from)	Company (Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset Type
Success Winner Limited	Antelope Enterprise Holdings Limited	2,342,235	350,000	Working capital loan to direct subsidiary	Cash
	Stand Best Creation Limited	6,692,100	1,000,000	Working capital loan to direct subsidiary	Cash
Antelope Enterprise (HK) Holdings Limited	Antelope Future (Yangpu) Investment Co., Ltd	1,300,000	194,259	Capital injection to direct subsidiary	Cash
Antelope Future (Yangpu) Investment Co., Ltd	Antelope Ruicheng Investment (Hainan) Co., Ltd	1,290,000	192,764	Capital injection to direct subsidiary	Cash
Antelope Ruicheng Investment (Hainan) Co., Ltd	Hainan Kylin Cloud Services Technology Co., Ltd	1,275,000	190,523	Capital injection to direct subsidiary	Cash

For The Year 2021
Company (Wire transfer from)	Company (Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset Type
Antelope Enterprise Holdings Limited	Success Winner Limited	22,516,296	3,480,000	Working capital loan to direct subsidiary	Cash
	Vast Elite Limited	8,475,962	1,310,000	Working capital loan to direct subsidiary	Cash
Success Winner Limited	Antelope Enterprise (HK) Holdings Limited	4,852,650	750,000	Working capital loan to direct subsidiary	Cash
	Stand Best Creation Limited	6,664,306	1,030,000	Working capital loan to direct subsidiary	Cash
Antelope Enterprise (HK) Holdings Limited	Antelope Holdings (Chengdu) Co., Ltd	4,852,650	750,000	Capital injection to direct subsidiary	Cash
Vast Elite Limited	Chengdu Future Talented Management and Consulting Co., Ltd	3,235,100	500,000	Capital contribution to direct subsidiary	Cash
Jiangxi Hengdali Ceramics Materials Co., Ltd	Jinjiang Hengda Ceramics Co, Ltd	7,000,000	1,081,883	Loan repayment to direct holding company	Cash

30

For the year 2020
Company (Wire transfer from)	Company (Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset type
Antelope Enterprise Holdings Limited	Success Winner Limited	7,028,476	1,018,000	Working capital loan to direct subsidiary	Cash
	Vast Elite Limited	10,013,161	1,450,300	Working capital loan to direct subsidiary	Cash
Success Winner Limited	Antelope Enterprise (HK) Holdings Limited	3,455,552	500,500	Working capital loan to direct subsidiary	Cash
	Stand Best Creation Limited	3,935,394	570,000	Working capital loan to direct subsidiary	Cash
Antelope Enterprise (HK) Holdings Limited	Success Winner Limited	3,452,100	500,000	Return excessed working capital to direct holding company	Cash
Vast Elite Limited	Chengdu Future Talented Management and consulting Co., Ltd	696,752	100,917	Capital contribution to direct subsidiary	Cash

For the year 2019
Company (Wire transfer from)	Company (Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset type
Antelope Enterprise Holdings Limited	Stand Best Creation Limited	7,919,743	1,146,443	Working capital loan to subsidiary	Cash
Stand Best Creation Limited	Success Winner Limited	3,476,371	503,231	Working capital loan to direct holding company	Cash
Success Winner Limited	Vast Elite Limited	2,764,622	400,200	Working capital loan to direct subsidiary	Cash

The enforceability and treatment of the intercompany agreements within our organization, including the intercompany loan agreements described above used in connection with intercompany cash transfers, have not been tested in court. For further information regarding cash transfers within our organization please see our Consolidated Financial Statements for the years ended December 31, 2021, 2020 and 2019, and the information on segment reporting in the notes thereto, located in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on May 2, 2022.

USE OF PROCEEDS

Except as otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities covered by this prospectus for working capital and general corporate purposes. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

31

DIVIDENDS

We paid a cash dividend of US$0.10 (equivalent to RMB0.61) per share each on August 13, 2013 and January 14, 2014, respectively, to our shareholders which totaled in aggregate US$4.1 million (equivalent to RMB24.9 million). Also, we paid a cash dividend of US$0.0125 (equivalent to RMB0.08) per share each on August 14, 2014 and January 14, 2015, respectively, to our shareholders which totaled in aggregate US$0.5 million (equivalent to RMB3.2 million).

We do not currently have any plans to pay any cash dividends in the foreseeable future on our shares being sold in this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. The payment of dividends by entities organized in China is subject to limitations. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. Each of our Chinese subsidiaries is also required to set aside at least 10% of its after-tax profit based on China’s accounting standards each year to its general reserves until the cumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of our PRC subsidiaries, each of which is a wholly foreign owned enterprise, has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds, which is likewise not distributable to its equity owners except in the event of a liquidation of the foreign-invested enterprise. If we decide to pay dividends in the future, these restrictions may impede our ability to pay dividends. In addition, if any of these Chinese entities incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Our Board of Directors has discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

PRICE RANGE OF OUR SHARES

Our shares have been listed on the NASDAQ Stock Market since January 18, 2011. Our shares were initially listed under the symbol “CCCL”, and now trade under the symbol “AEHL”. Our shares were listed on the NASDAQ Capital Market from November 3, 2010 through January 17, 2011 and were relisted on the Nasdaq Capital Market on March 23, 2016 following the listing transfer. Our shares were listed on the NASDAQ Global Market from January 18, 2011 until March 22, 2016. The shares were previously quoted on the OTC Bulletin Board from December 29, 2009 through November 2, 2010.

32

The following tables set forth, for the calendar quarters indicated and through March, 2022, the quarterly high and low sale prices for our shares, as reported on NASDAQ Stock Market and the OTC Bulletin Board, as applicable. The OTC Bulletin Board market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions. Prior to June 28, 2016, the sale prices of our shares were retroactively restated to reflect the 8:1 reverse split effected on that date.

	Shares
	High	Low
Annual Highs and Lows

2012	36.32	11.76
2013	32.48	15.84
2014	20.48	5.92
2015	11.36	6.00
2016	8.64	2.09

Quarterly Highs and Lows

2015
First Quarter	9.92	6.48
Second Quarter	11.36	8.88
Third Quarter	9.28	6.00
Fourth Quarter	9.60	6.00

2016
First Quarter	8.64	2.80
Second Quarter	4.08	2.09
Third Quarter	5.30	2.19
Fourth Quarter	3.02	2.10

2017
First Quarter	2.53	2.08
Second Quarter	2.26	1.32
Third Quarter	1.68	1.31
Fourth Quarter	2.39	1.32

2018
First Quarter	2.69	1.43
Second Quarter	1.76	1.37
Third Quarter	1.87	1.32
Fourth Quarter	3.67	0.80

2019
First Quarter	2.08	1.38
Second Quarter	1.76	0.80
Third Quarter	0.93	0.73
Fourth Quarter	1.06	0.67

2020
First Quarter	2.70	1.11
Second Quarter	2.82	1.14
Third Quarter	3.12	1.83
Fourth Quarter	2.64	1.97

2021
First Quarter	4.90	2.42
Second Quarter	7.70	2.46
Third Quarter	4.95	2.70
Fourth Quarter	3.17	1.50

2022
First Quarter	1.79	1.02

(Source: http://finance.yahoo.com)

On June 29, 2022, the closing price of our shares on the NASDAQ Stock Market was $1.07, with 6,047,503 shares issued and outstanding as of the same date.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

33

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, shares, debt securities and warrants. We will set forth in the applicable prospectus supplement a description of debt securities and warrants, and, in certain cases, the shares that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

Description of Share Capital

The following description of the material terms of our shares and warrants includes a summary of specified provisions of the Memorandum of Association and Articles of Association. This description is subject to the relevant provisions of the BVI Business Companies Act, 2004 (as amended) and is qualified by reference to our Memorandum of Association and Articles of Association, copies of which are incorporated in this registration statement by reference.

General

Antelope Enterprises is authorized to issue 50,000,000 shares of US$0.024 par value per share of a single class. As of the date of this filing, 6,047,503 shares are outstanding. The remaining authorized and unissued shares will be available for future issuance without additional shareholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances Antelope Enterprises could use them to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control, by, for example, issuing shares in private placements to purchasers who might side with the Board of Directors in opposing a hostile takeover bid.

Antelope Enterprise’s shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Members of Antelope Enterprise’s Board of Directors serve for indefinite terms. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors. Antelope Enterprise’s shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund provisions applicable to the shares.

Our shares have been listed on the NASDAQ Stock Market under the symbol “AEHL” since October 15, 2020. Our shares were listed on the NASDAQ Stock Market under the symbol “CCCL” from January 18, 2011 through October 14, 2020. Our shares were listed on the NASDAQ Capital Market from November 3, 2010 through January 17, 2011, and were relisted on the Nasdaq Capital Market on March 23, 2016 following the listing transfer where they are trading now under the same symbol. Our shares were listed on the NASDAQ Global Market from January 18, 2011 until March 22, 2016. The shares were previously quoted on the OTC Bulletin Board from December 29, 2009 through November 2, 2010.

Directors

The Antelope Enterprises Articles of Association provides only for unanimous written consents of directors. The Antelope Enterprises Articles of Association permit shareholders to remove a sitting director without cause upon a majority vote of the shareholders.

Defenses Against Hostile Takeovers

While the following discussion summarizes the reasons for, and the operation and effects of, the principal provisions of the Antelope Enterprises Memorandum and Articles of Association that management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified by reference to the full texts of Antelope Enterprise’s Memorandum and Articles of Association.

In general, the anti-takeover provisions of Antelope Enterprise’s Memorandum and Articles of Association are designed to minimize susceptibility to sudden acquisitions of control that have not been negotiated with and approved by Antelope Enterprise’s board of directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of Antelope Enterprises or a tender offer for all of Antelope Enterprise’s shares. The provisions are designed to discourage any tender offer or other attempt to gain control of Antelope Enterprises in a transaction that is not approved by the board of directors, by making it more difficult for a person or group to obtain control of Antelope Enterprises in a short time and then impose its will on the remaining shareholders. However, to the extent such provisions successfully discourage the acquisition of control of Antelope Enterprises or tender offers for all or part of Antelope Enterprise’s shares without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

34

Tender offers or other non-open market acquisitions of shares will generally be made at prices above the prevailing market price of Antelope Enterprise’s shares. In addition, acquisitions of shares by persons attempting to acquire control through market purchases may cause the market price of the shares to reach levels that are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of Antelope Enterprise’s shares, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but also any attempts to acquire control that are not approved by the board of directors, whether or not stockholders deem such transactions to be in their best interest.

Shareholder Meetings

British Virgin Island law provides that shareholder meetings shall be convened by the board of directors at any time or upon the written request of shareholders holding more than 30% of the votes of the issued and outstanding voting shares of the company. Antelope Enterprise’s Articles of Association provide that annual shareholder meetings for the election of directors may be called only by the directors.

Number of Directors and Filling Vacancies on the Board of Directors

British Virgin Islands law requires that the board of directors of a company consist of one or more directors and that the number of directors shall be set by the company’s Articles of Association, with a minimum of one director. Antelope Enterprise’s Articles of Association provide that the number of directors shall be not less than one, subject to any subsequent amendment to change the number of directors. The power to determine the number of directors is vested in the board of directors and the shareholders. The power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested primarily in the shareholders. Directors may be removed by the shareholders only for cause or without cause on a vote of the members representing a majority of the shares entitled to vote.

Election of Directors

Under British Virgin Islands law, there is no cumulative voting by shareholders for the election of the directors. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a shareholder meeting may, if they so choose, elect all directors of Antelope Enterprises who are up for election, thus precluding a small group of shareholders from controlling the election of one or more representatives to the board of directors.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Shareholders; Action by Written Consent

The Antelope Enterprises Articles of Association provide for advance notice requirements for shareholder proposals and nominations for director. Generally, to be timely, notice must be delivered to the secretary of Antelope Enterprise at its principal executive offices not fewer than 10 days nor more than 60 days prior to the first anniversary date of the annual meeting for the preceding year. Special meetings may be called by Antelope Enterprise’s board of directors or by shareholders comprising a majority of the combined voting power of the holders of the then issued and outstanding shares entitled to vote. These provisions make it more procedurally difficult for a shareholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a shareholder will seek to take independent action to replace directors or seek a shareholder vote with respect to other matters that are not supported by management.

35

Rights of Minority Shareholders

Under the statutory law of the British Virgin Islands, the principal protection of minority shareholders is that shareholders may bring an action to enforce the constituent documents of the company, the Memorandum and Articles of Association. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the Memorandum and Articles. The company is obliged to hold an annual meeting and provide for the election of directors. In addition, the BVI Business Companies Act provides that a shareholder may bring an action against the company for a breach of a duty owed by the company to him in his capacity as a shareholder or if he considers that the affairs of the company are being, have been or are likely to be conducted in a manner which is unfairly prejudicial to him.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the case law on British Virgin Islands business companies is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum or articles of association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority, (ii) acts that constitute fraud on the minority where the wrongdoers control the company, (iii) acts that infringe on the personal rights of the shareholders, such as the right to vote, and (iv) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of Antelope Enterprise. The principal difference, as discussed elsewhere will be the methodology and the forum for bringing such an action. It is also generally the case that the Delaware courts can exercise a wide latitude in interpretation and wide discretion in fashioning remedies as they think fits the circumstances for the regulation of the company. Under English precepts of the law of minority shareholders, there is generally a more restricted approach to the enforcement of the rights through the interpretation of the law, articles and memorandum.

Transfer of Antelope Enterprises Securities Upon Death of Holder

Because Antelope Enterprises is a British Virgin Islands company, the transfer of the securities of Antelope Enterprises, including the shares and warrants, for estate administration purposes will be governed by British Virgin Islands law. This may require that the estate of a decedent security holder of Antelope Enterprises seek to probate or transfer under letters of administration for the estate issued by a court in the British Virgin Islands in order to effectively transfer the shares of the deceased.

Transfer Agent and Registrar

The Transfer Agent and Registrar for Antelope Enterprises shares, warrants and units is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, (212) 509-4000.

Indemnification of Directors and Officers

A director, officer or agent of a company formed under the laws of the British Virgin Islands is obligated to act honestly and in good faith and exercise care, diligence and skill of a reasonably prudent person acting in comparable circumstances. The Memorandum and Articles of Antelope Enterprises do not relieve directors, officers or agents from personal liability arising from the management of the business of the company. Notwithstanding the foregoing, Section 132 of the BVI Business Companies Act permits indemnification of directors, officers and agents against all expenses, including legal fees and judgments, fines and settlements, in respect of actions related to their employment. The Acquisition Agreement provides indemnification in respect of the representations, warranties and covenants of the parties, some of which may relate to the securities laws of the United States. There are no agreements that relieve directors, officer or agents from personal liability. Antelope Enterprises is permitted and intends to obtain director and officer insurance.

36

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, Antelope Enterprises and CHAC have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

Description of Debt Securities

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been incorporated by reference as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

•	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

37

•	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

•	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the indenture with respect to the debt securities;

•	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

•	a discussion of any material U.S. federal income tax considerations applicable to the debt securities;

•	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

38

We may issue debt securities that are exchangeable for and/or convertible into shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities, in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

Description of Warrants

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our shares, or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

39

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

the title of the equity warrants;

•	the initial offering price;

•	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	anti-dilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants; and

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus. The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

40

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;
•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	anti-dilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

CERTAIN INCOME TAX CONSIDERATIONS

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to investors; or

•	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement or free writing prospectus the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in a prospectus supplement or free writing prospectus naming the underwriter and the nature of any such relationship.

41

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement or a free writing prospectus any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnity them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expenses of all commissions and discounts, if any, attributable to the sales of securities by us.

Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities will be a new issue with no established trading market, other than our shares, which are listed on the NASDAQ Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

42

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

LEGAL MATTERS

We are being represented by ArentFox Schiff LLP, Washington, DC with respect to legal matters arising under the United States federal securities laws. The validity of the shares offered in this offering and legal matters as to British Virgin Islands law will be passed upon for us by Harney Westwood & Riegels, British Virgin Islands. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPENSES

We will incur a SEC registration fee of US$6,952.50 and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and others in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by Centurion ZD CPA & Co., our independent registered public accounting firm, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

Many of our officers and directors, and some of the experts named in this prospectus, are residents of PRC or elsewhere outside of the U.S., and all of our assets and the assets of such persons are located outside the U.S. As a result, it may be difficult for investors in the U.S. to effect service of process within the U.S. upon such directors, officers and representatives of experts who are not residents of the U.S. or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the U.S.

Substantially all of our operations and records, and most of our senior management are located in the PRC. Our shareholders have limited ability to assert and collect on claims in litigation against us and our principals. In addition, corporate organization and structure could further impede the ability of a person to prove a claim or collect on a judgment against the Company. Finally, China has very restrictive secrecy laws that prohibit the delivery of many of the financial records maintained by a business located in China to third parties absent Chinese government approval. Since discovery is an important part of proving a claim in litigation, and since most if not all of the Company’s records are in China, Chinese secrecy laws could frustrate efforts to prove a claim against the Company or its management. In order to commence litigation in the United States against an individual such as an officer or director, that individual must be served. While directors and officers of a Delaware corporation are routinely served for purposes of a suit against them in Delaware for breach of fiduciary duty and there are means of serving individuals who reside outside the United States in other litigation, generally service requires the cooperation of the country in which a defendant resides. China has a history of failing to cooperate in efforts to effect such service upon Chinese citizens in China. These and other similar PRC laws and regulations could substantially impair our shareholders abilities to investigate and prosecute claims against our Company, our officers and our directors.

43

ANTELOPE ENTERPRISE HOLDINGS LTD.

US$990,000 Convertible Note (Debt Securities)

Up to 3,000,000 Class A Ordinary Shares issuable upon conversion of the $990,000 Convertible Note

Prospectus Supplement

October 8, 2024